                                                                  EXHIBIT (b)(1)

                             EXECUTION COUNTERPART



================================================================================



                                CREDIT AGREEMENT


                         DATED AS OF NOVEMBER 30, 1992


                                     AMONG


                              THOMAS NELSON, INC.,


                           THE LENDERS LISTED HEREIN,

                                      AND

                        THIRD NATIONAL BANK IN NASHVILLE

                                    AS AGENT

================================================================================

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
ARTICLE I.                DEFINITIONS; CONSTRUCTION . . . . . . . . . . . 1

SECTION 1.01.             DEFINITIONS . . . . . . . . . . . . . . . . . . 1
SECTION 1.02.             ACCOUNTING TERMS AND DETERMINATION. . . . . . . 18
SECTION 1.03.             OTHER DEFINITIONAL TERMS. . . . . . . . . . . . 18
SECTION 1.04.             EXHIBITS AND SCHEDULES. . . . . . . . . . . . . 18


ARTICLE II.               REVOLVING LOANS . . . . . . . . . . . . . . . . 18

SECTION 2.01.             INTENTIONALLY OMITTED . . . . . . . . . . . . . 18
SECTION 2.02.             REVOLVING LOAN COMMITMENT . . . . . . . . . . . 18
SECTION 2.03.             USE OF PROCEEDS . . . . . . . . . . . . . . . . 19
SECTION 2.04.             INTENTIONALLY OMITTED . . . . . . . . . . . . . 19
SECTION 2.05.             REVOLVING CREDIT NOTES: REPAYMENT
                          OF PRINCIPAL. . . . . . . . . . . . . . . . . . 19
SECTION 2.06.             INTENTIONALLY OMITTED . . . . . . . . . . . . . 19
SECTION 2.07.             VOLUNTARY REDUCTION OF REVOLVING
                          LOAN COMMITMENTS. . . . . . . . . . . . . . . . 19
SECTION 2.08.             MANDATORY REDUCTION OF REVOLVING
                          LOAN COMMITMENTS. . . . . . . . . . . . . . . . 20
SECTION 2.09.             EXTENSION OF CONVERSION DATE AND FINAL
                          MATURITY DATE . . . . . . . . . . . . . . . . . 20

ARTICLE III.              CONVERSION OF REVOLVING CREDIT LOANS
                          TO TERM LOANS . . . . . . . . . . . . . . . . . 21

SECTION 3.01.             TERM LOANS. . . . . . . . . . . . . . . . . . . 21
SECTION 3.02.             REPAYMENT OF PRINCIPAL. . . . . . . . . . . . . 21
SECTION 3.03.             MANDATORY PREPAYMENTS . . . . . . . . . . . . . 22


ARTICLE IV.               GENERAL LOAN TERMS. . . . . . . . . . . . . . . 22

SECTION 4.01.             FUNDING NOTICES . . . . . . . . . . . . . . . . 22
SECTION 4.02.             DISBURSEMENT OF FUNDS . . . . . . . . . . . . . 23
SECTION 4.03.             INTEREST. . . . . . . . . . . . . . . . . . . . 24
SECTION 4.04.             INTEREST PERIODS. . . . . . . . . . . . . . . . 25
SECTION 4.05.             FEES. . . . . . . . . . . . . . . . . . . . . . 26
SECTION 4.06.             VOLUNTARY PREPAYMENTS OF BORROWINGS . . . . . . 26
SECTION 4.07.             PAYMENTS, ETC . . . . . . . . . . . . . . . . . 27
SECTION 4.08.             INTEREST RATE NOT ASCERTAINABLE, ETC. . . . . . 29
SECTION 4.09.             ILLEGALITY. . . . . . . . . . . . . . . . . . . 30
SECTION 4.10.             INCREASED COSTS . . . . . . . . . . . . . . . . 30
SECTION 4.11.             LENDING OFFICES . . . . . . . . . . . . . . . . 32
SECTION 4.12.             FUNDING LOSSES. . . . . . . . . . . . . . . . . 32

SECTION 4.13.             ASSUMPTIONS CONCERNING FUNDING OF
                          LIBOR ADVANCES. . . . . . . . . . . . . . . . . 32
SECTION 4.14.             APPORTIONMENT OF PAYMENTS . . . . . . . . . . . 32
SECTION 4.15.             SHARING OF PAYMENTS, ETC. . . . . . . . . . . . 33
SECTION 4.16.             CAPITAL ADEQUACY. . . . . . . . . . . . . . . . 33
SECTION 4.17.             BENEFITS TO GUARANTORS. . . . . . . . . . . . . 34
SECTION 4.18.             LIMITATION ON CERTAIN PAYMENT OBLIGATIONS . . . 34


ARTICLE VA.               CONDITIONS TO BORROWINGS. . . . . . . . . . . . 35

SECTION 5A.01.            CONDITIONS PRECEDENT TO INITIAL LOANS . . . . . 35
SECTION 5A.02.            CONDITIONS TO ALL LOANS . . . . . . . . . . . . 38


ARTICLE VB.               NOTICE PERIOD REGARDING CONDITIONS. . . . . . . 39


ARTICLE VIA.              REPRESENTATIONS AND WARRANTIES. . . . . . . . . 40

SECTION 6A.01.            CORPORATE EXISTENCE; COMPLIANCE WITH LAW. . . . 40
SECTION 6A.02.            CORPORATE POWER; AUTHORIZATION. . . . . . . . . 41
SECTION 6A.03.            ENFORCEABLE OBLIGATIONS . . . . . . . . . . . . 41
SECTION 6A.04.            NO LEGAL BAR. . . . . . . . . . . . . . . . . . 41
SECTION 6A.05.            NO MATERIAL LITIGATION. . . . . . . . . . . . . 41
SECTION 6A.06.            INVESTMENT COMPANY ACT, ETC . . . . . . . . . . 41
SECTION 6A.07.            MARGIN REGULATIONS. . . . . . . . . . . . . . . 42
SECTION 6A.08.            COMPLIANCE WITH ENVIRONMENTAL LAWS. . . . . . . 42
SECTION 6A.09.            INSURANCE . . . . . . . . . . . . . . . . . . . 42
SECTION 6A.10.            NO DEFAULT. . . . . . . . . . . . . . . . . . . 43
SECTION 6A.11.            NO BURDENSOME RESTRICTIONS. . . . . . . . . . . 43
SECTION 6A.12.            TAXES . . . . . . . . . . . . . . . . . . . . . 43
SECTION 6A.13.            SUBSIDIARIES. . . . . . . . . . . . . . . . . . 43
SECTION 6A.14.            FINANCIAL STATEMENTS. . . . . . . . . . . . . . 43
SECTION 6A.15.            ERISA . . . . . . . . . . . . . . . . . . . . . 44
SECTION 6A.16.            PATENTS, TRADEMARKS, LICENSES, ETC. . . . . . . 45
SECTION 6A.17.            OWNERSHIP OF PROPERTY . . . . . . . . . . . . . 45
SECTION 6A.18.            INDEBTEDNESS. . . . . . . . . . . . . . . . . . 46
SECTION 6A.19.            FINANCIAL CONDITION . . . . . . . . . . . . . . 46
SECTION 6A.20.            INTENTIONALLY OMITTED . . . . . . . . . . . . . 46
SECTION 6A.21.            LABOR MATTERS . . . . . . . . . . . . . . . . . 47
SECTION 6A.22.            PAYMENT OR DIVIDEND RESTRICTIONS. . . . . . . . 47
SECTION 6A.23.            DISCLOSURE. . . . . . . . . . . . . . . . . . . 47


ARTICLE VIB.              REPRESENTATION AND WARRANTY NOTICE PERIOD . . . 48


ARTICLE VIC.              REPRESENTATIONS AND WARRANTIES REGARDING
                          SCHEDULE 7A.01 SUBSIDIARIES . . . . . . . . . . 48

ARTICLE VIIA.             AFFIRMATIVE COVENANTS . . . . . . . . . . . . . 49

SECTION 7A.01.            CORPORATE EXISTENCE, ETC. . . . . . . . . . . . 49
SECTION 7A.02.            COMPLIANCE WITH LAWS, ETC . . . . . . . . . . . 49
SECTION 7A.03.            PAYMENT OF TAXES AND CLAIMS, ETC. . . . . . . . 49
SECTION 7A.04.            KEEPING OF BOOKS. . . . . . . . . . . . . . . . 49
SECTION 7A.05.            VISITATION, INSPECTION, ETC . . . . . . . . . . 49
SECTION 7A.06.            INSURANCE; MAINTENANCE OF PROPERTIES. . . . . . 50
SECTION 7A.07.            REPORTING COVENANTS . . . . . . . . . . . . . . 50
SECTION 7A.08.            FINANCIAL COVENANTS . . . . . . . . . . . . . . 55
SECTION 7A.09.            NOTICES UNDER CERTAIN OTHER INDEBTEDNESS. . . . 56
SECTION 7A.10.            ADDITIONAL CREDIT PARTIES AND COLLATERAL. . . . 56
SECTION 7A.11.            TERMINATION OF DESIGNATED SUBSIDIARIES  . . . . 56

ARTICLE VIIB.             SCHEDULE AMENDMENTS . . . . . . . . . . . . . . 56


ARTICLE VIII.             NEGATIVE COVENANTS. . . . . . . . . . . . . . . 57

SECTION 8.01.             INDEBTEDNESS. . . . . . . . . . . . . . . . . . 57
SECTION 8.02.             LIENS . . . . . . . . . . . . . . . . . . . . . 57
SECTION 8.03.             MERGERS, ACQUISITIONS, SALES, ETC . . . . . . . 58
SECTION 8.04.             DIVIDENDS, ETC. . . . . . . . . . . . . . . . . 59
SECTION 8.05.             INVESTMENTS, LOANS, ETC . . . . . . . . . . . . 59
SECTION 8.06.             SALE AND LEASEBACK TRANSACTIONS . . . . . . . . 60
SECTION 8.07.             TRANSACTIONS WITH AFFILIATES. . . . . . . . . . 60
SECTION 8.08.             OPTIONAL PREPAYMENTS. . . . . . . . . . . . . . 60
SECTION 8.09.             CHANGES IN BUSINESS . . . . . . . . . . . . . . 61
SECTION 8.10.             ERISA . . . . . . . . . . . . . . . . . . . . . 61
SECTION 8.11.             ADDITIONAL NEGATIVE PLEDGES . . . . . . . . . . 61
SECTION 8.12.             LIMITATION ON PAYMENT RESTRICTIONS
                          AFFECTING CONSOLIDATED COMPANIES. . . . . . . . 61
SECTION 8.13.             ACTIONS UNDER CERTAIN DOCUMENTS . . . . . . . . 62


ARTICLE IX.               EVENTS OF DEFAULT . . . . . . . . . . . . . . . 62

SECTION 9.01.             PAYMENTS. . . . . . . . . . . . . . . . . . . . 62
SECTION 9.02.             COVENANTS WITHOUT NOTICE. . . . . . . . . . . . 62
SECTION 9.03.             OTHER COVENANTS . . . . . . . . . . . . . . . . 63
SECTION 9.04.             REPRESENTATIONS . . . . . . . . . . . . . . . . 63
SECTION 9.05.             NON-PAYMENTS OF OTHER INDEBTEDNESS. . . . . . . 63
SECTION 9.06.             DEFAULTS UNDER OTHER AGREEMENTS . . . . . . . . 63
SECTION 9.07.             BANKRUPTCY. . . . . . . . . . . . . . . . . . . 63
SECTION 9.08.             ERISA . . . . . . . . . . . . . . . . . . . . . 64
SECTION 9.09.             MONEY JUDGMENT. . . . . . . . . . . . . . . . . 64
SECTION 9.10.             CHANGE IN CONTROL OF NELSON . . . . . . . . . . 64
SECTION 9.11.             DEFAULT UNDER OTHER CREDIT DOCUMENTS. . . . . . 65
SECTION 9.12.             ATTACHMENTS . . . . . . . . . . . . . . . . . . 65
SECTION 9.13.             ADJUSTMENT TO PRO RATA SHARE. . . . . . . . . . 65


ARTICLE X.                THE AGENT . . . . . . . . . . . . . . . . . . . 66

SECTION 10.01.            APPOINTMENT OF AGENT. . . . . . . . . . . . . . 66
SECTION 10.02.            AUTHORIZATION OF AGENT WITH RESPECT
                          TO THE SECURITY DOCUMENTS . . . . . . . . . . . 67
SECTION 10.03.            NATURE OF DUTIES OF AGENT . . . . . . . . . . . 67
SECTION 10.04.            LACK OF RELIANCE ON THE AGENT . . . . . . . . . 67
SECTION 10.05.            CERTAIN RIGHTS OF THE AGENT . . . . . . . . . . 68
SECTION 10.06.            RELIANCE BY AGENT . . . . . . . . . . . . . . . 68
SECTION 10.07.            INDEMNIFICATION OF AGENT. . . . . . . . . . . . 69
SECTION 10.08.            THE AGENT IN ITS INDIVIDUAL CAPACITY. . . . . . 69
SECTION 10.09.            HOLDERS OF NOTES. . . . . . . . . . . . . . . . 69
SECTION 10.10.            SUCCESSOR AGENT . . . . . . . . . . . . . . . . 70


ARTICLE XI.               MISCELLANEOUS . . . . . . . . . . . . . . . . . 70

SECTION 11.01.            NOTICES . . . . . . . . . . . . . . . . . . . . 70
SECTION 11.02.            AMENDMENTS, ETC . . . . . . . . . . . . . . . . 71
SECTION 11.03.            NO WAIVER; REMEDIES CUMULATIVE. . . . . . . . . 71
SECTION 11.04.            PAYMENT OF EXPENSES, ETC. . . . . . . . . . . . 72
SECTION 11.05.            RIGHT OF SETOFF . . . . . . . . . . . . . . . . 73
SECTION 11.06.            BENEFIT OF AGREEMENT. . . . . . . . . . . . . . 74
SECTION 11.07.            GOVERNING LAW; SUBMISSION TO JURISDICTION . . . 76
SECTION 11.08.            INDEPENDENT NATURE OF LENDERS, RIGHTS . . . . . 77
SECTION 11.09.            COUNTERPARTS. . . . . . . . . . . . . . . . . . 77
SECTION 11.10.            EFFECTIVENESS; SURVIVAL . . . . . . . . . . . . 77
SECTION 11.11.            SEVERABILITY. . . . . . . . . . . . . . . . . . 77
SECTION 11.12.            INDEPENDENCE OF COVENANTS . . . . . . . . . . . 78
SECTION 11.13.            CHANGE IN ACCOUNTING PRINCIPLES,
                          FISCAL YEAR OR TAX LAWS . . . . . . . . . . . . 78
SECTION 11.14.            HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. . . . . 78
SECTION 11.15.            INTEREST. . . . . . . . . . . . . . . . . . . . 78


                                            SCHEDULES

SCHEDULE 5A.01(H)              UCC SEARCH LOCATIONS
SCHEDULE 6A.01                 ORGANIZATION AND OWNERSHIP OF
                                     SUBSIDIARIES
SCHEDULE 6A.05                 CERTAIN PENDING AND THREATENED
                                     LITIGATION
SCHEDULE 6A.08(A)              ENVIRONMENTAL COMPLIANCE
SCHEDULE 6A.08(B)              ENVIRONMENTAL NOTICES
SCHEDULE 6A.08(C)              ENVIRONMENTAL PERMITS
SCHEDULE 6A.11                 BURDENSOME RESTRICTIONS
SCHEDULE 6A.12                 TAX FILINGS AND PAYMENTS
SCHEDULE 6A.13                 WORD, INCORPORATED AND ITS SUBSIDIARIES
SCHEDULE 6A.14                 LEASES OF WORD, INCORPORATED
SCHEDULE 6A.15                 EMPLOYEE BENEFIT MATTERS
SCHEDULE 6A.16                 PATENT, TRADEMARK, LICENSE, AND
                                     OTHER INTELLECTUAL PROPERTY
                                     MATTERS
SCHEDULE 6A.17                 OWNERSHIP OF PROPERTIES

SCHEDULE 6A.18                 REFINANCED INDEBTEDNESS
SCHEDULE 6A.21                 LABOR AND EMPLOYMENT MATTERS
SCHEDULE 6A.22                 DIVIDEND RESTRICTIONS
SCHEDULE 7A.01                 SUBSIDIARIES OF THOMAS NELSON, INC.
                                     EXCLUDED FROM CERTAIN PROVISIONS OF
                                     CREDIT AGREEMENT
SCHEDULE 7A.08                 FINANCIAL COVENANT CALCULATIONS
                                     SECOND QUARTER 1992
SCHEDULE 8.01(B)               EXISTING INDEBTEDNESS
SCHEDULE 8.02                  EXISTING LIENS


                                             EXHIBITS

EXHIBIT A                      FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT B                      INTENTIONALLY OMITTED
EXHIBIT C                      FORM OF CONTRIBUTION
                                  AGREEMENT
EXHIBIT D                      FORM OF ESCROW LETTER
EXHIBIT E                      FORM OF GUARANTY AGREEMENT
EXHIBIT F                      INTENTIONALLY OMITTED
EXHIBIT G                      FORM OF REVOLVING CREDIT NOTE
EXHIBIT H                      FORM OF TERM NOTE
EXHIBIT I                      FORM OF CLOSING CERTIFICATE
EXHIBIT J                      FORM OF OPINION OF BASS, BERRY & SIMS
EXHIBIT K                      FORM OF REVOLVING CREDIT PROMISSORY NOTE
EXHIBIT L                      FORM OF WORD, INCORPORATED PLEDGE
                                  AGREEMENT

                                CREDIT AGREEMENT


              THIS CREDIT AGREEMENT (this "Agreement") is made and entered into as of the 30th day of November, 1992, by and among THOMAS NELSON, INC., a Tennessee corporation ("Nelson"), THIRD NATIONAL BANK IN NASHVILLE, a national banking association ("TNB"), the other banks and lending institutions listed on the signature pages hereof and any assignees of TNB or such other banks and lending institutions that become "Lenders" as provided herein (TNB, and such other banks, lending institutions and assignees are referred to collectively herein as the "Lenders"), and THIRD NATIONAL BANK IN NASHVILLE, in its capacity as agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X hereof (the "Agent");


                              W I T N E S S E T H:

              WHEREAS, Nelson has requested and the Lenders have agreed to provide certain credit facilities to Nelson on the terms and subject to the conditions set forth herein;

              NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Nelson, the Lenders and the Agent agree upon the terms and subject to the conditions set forth herein as follows:


                                   ARTICLE I.


                           DEFINITIONS: CONSTRUCTION


              SECTION 1.01. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

 "Accepted Commitment" shall have the meaning ascribed to it in Section 4.05(a).

              "Accounts" shall mean all of Nelson's accounts, now existing or hereafter acquired, as that term is defined by the Uniform Commercial Code now in effect in Tennessee.

              "Advance" shall mean any principal amount advanced and remaining outstanding at any time under the Revolving Loans or the Term Loans, which Advance shall be made or outstanding as a Base Rate Advance or a LIBOR Advance, as the case may be.

              "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control," (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

              "Agent" shall mean Third National Bank in Nashville, a national banking association, and any successor agent appointed pursuant to Section
10.10 hereto.

              "Agreement" shall mean this Credit Agreement, as amended, restated or supplemented from time to time.

              "Applicable Base Rate Margin" shall mean, with respect to all outstanding Borrowings consisting of Base Rate Advances through March 31, 1994, one percent (1.00%) per annum, and with respect to all outstanding Borrowings consisting of Base Rate Advances thereafter, the higher relevant percentage indicated below based on the percentages indicated for Nelson's Interest Coverage Ratio and Leverage Ratio as determined on the date that is ninety (90) days after the end of each fiscal year of Nelson based upon the audited financial statements for the immediately preceding fiscal year, with such Applicable Base Rate Margin to be immediately effective as of such date with respect to all outstanding amounts under the Revolving Loans or Term Loans, as the case may be:


             ===========================================================================================
                                                           Interest
             Revolving                   Term              Coverage                Leverage
             Loans                       Loans             Ratio                   Ratio
             -------------------------------------------------------------------------------------------
             0.75%                       1.0%              less than               greater than
                                                           2.0:1.0                 0.45:1.0
             -------------------------------------------------------------------------------------------

             0.0%                        0.25%             greater than            less than or equal to
                                                           or equal to             0.45:1.0 and greater
                                                           2.0:1.0                 than 0.35:1.0
                                                           and less than 3.2:1.0
             -------------------------------------------------------------------------------------------
             0.0%                        0.0%              greater than            less than or equal to
                                                           or equal to             0.35:1.0
                                                           3.2:1.0
             ===========================================================================================

              Notwithstanding the foregoing, in the event Nelson does not deliver the audited financial statements for the immediately preceding fiscal year in a manner that permits the determinations required in the definition of Applicable Base Rate Margin within ninety (90) days of the end of Nelson's fiscal year, commencing at the end of such ninety
(90) day period and continuing until such audited financial statements are made available, the Applicable Base Rate Margin shall be the highest rates applicable to Revolving Loans and Terms Loans, as the case may be, as set forth in the preceding chart.

              "Applicable LIBOR Rate Margin" shall mean, with respect to all outstanding Borrowings consisting of LIBOR Advances through March 31, 1994, two and three quarters percent (2.75%) per annum, and with respect to all outstanding Borrowings consisting of LIBOR Advances thereafter, the higher relevant percentage indicated below based upon the percentages indicated for Nelson's Interest Coverage Ratio and Leverage Ratio as determined on the date that is ninety (90) days after the end of each fiscal year of Nelson based upon the audited financial statements for the immediately preceding fiscal year, with such Applicable LIBOR Rate Margin to be immediately effective as of such date with respect to all outstanding amounts under the Revolving Loans or Term Loans, as the case may be:


             ===========================================================================================
                                                           Interest
             Revolving Loans             Term              Coverage                Leverage
                                         Loans             Ratio                   Ratio
             2.50%                       2.75%             less than               greater than 0.45:1.0
                                                           2.0:1.0
             -------------------------------------------------------------------------------------------
             1.50%                       1.75%             greater than            less than or equal to
                                                           or equal to             0.45:1.0 and greater
                                                           2.0:1.0                 than 0.35:1.0
                                                           and less than 3.2:1.0
             -------------------------------------------------------------------------------------------
             1.0%                        1.25%             greater than            less than or equal to
                                                           or equal to             0.35:1.0
                                                           3.2:1.0
             ===========================================================================================

              Notwithstanding the foregoing, in the event Nelson does not deliver the audited financial statements for the immediately preceding fiscal year in a manner that permits the determinations required in the definition of Applicable LIBOR Rate Margin within ninety (90) days of the end of Nelson's fiscal year, commencing at the end of such ninety (90) day period and continuing until such audited financial statements are made available, the Applicable LIBOR Rate Margin shall be the highest rates applicable to Revolving Loans and Terms Loans, as the case may be, as set forth in the preceding chart.

              "Asset Sale" shall mean any sale or other disposition (or a series of related sales or other dispositions), including without limitation, loss, damage, destruction or taking, by any Consolidated Company to any Person other than a Consolidated Company, of any property or asset (including capital stock but excluding the issuance and sale by Nelson of its own capital stock) having an aggregate Asset Value in excess of $100,000, other than sales or other dispositions made in the ordinary course of business of any Consolidated Company.

              "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company as of any particular date, an amount equal to the greater of (a) the then book value of such property or asset as established in accordance with GAAP, or (b) the then fair market value of such property or asset as determined in good faith by the board of directors of such Consolidated Company.

              "Assignment and Acceptance" shall mean an Assignment and Acceptance Agreement entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit A attached hereto.

              "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. Section 101 et seq.).

              "Base Rate" shall mean the higher of (a) the rate that the Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, or (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum (with any changes in such rates to be effective as of the date of change any change in such rates). The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customers. The Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate.

              "Base Rate Advance" shall mean an Advance made or outstanding as a Revolving Loan or a Term Loan, as the case may be, bearing interest based on the Base Rate.

              "Borrowing" shall mean the incurrence by Nelson under any Facility of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

              "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Nashville, Tennessee or New York, New York.

              "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note or other agreement or document evidencing or governing Indebtedness of Nelson evidencing debt or a commitment to extend loans in excess of $1,000,000.00 which requires or permits the holder(s) of such Indebtedness of Nelson to require that such Indebtedness of Nelson be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Indebtedness of Nelson to be accelerated in any respect, as a result of a change in ownership of the capital stock of Nelson or voting rights with respect thereto.

              "Closing Date" shall mean the date on or before November 30, 1992, on which the initial Loans are made and the conditions set forth in
Article VA are satisfied.

              "Consolidated Companies" shall mean, collectively, Nelson and all of its Subsidiaries, including Word, Incorporated and its Subsidiaries.

              "Consolidated EBIT" shall mean, for any fiscal period of Nelson, an amount equal to (a) the sum for such fiscal period of its Consolidated Net Income (Loss) plus, to the extent subtracted in determining such Consolidated Net Income (Loss), provisions for (i) taxes based on income, (ii) Consolidated Interest Expense, and (iii) charges taken in conformity with FASB-106, minus
(b) any items of gain (or plus any items of loss) that were (A) not realized in the ordinary course of business, and (B) the result of any sale of assets.

              "Consolidated Interest Expense" shall mean, for any fiscal period of Nelson, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases) determined on a consolidated basis in accordance with GAAP.

              "Consolidated Net Income (Loss)" shall mean, for any fiscal period of Nelson, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) any income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary of Nelson or is merged into or consolidated with any Consolidated Company or all or substantially all of such Person's assets are acquired by any Consolidated Company.

              "Consolidated Net Worth" shall mean, as of any date of determination, Shareholders' Equity of Nelson.

              "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

              "Contribution Agreement" shall mean the Contribution Agreement executed by each of the Guarantors, substantially in the form of Exhibit C attached hereto, as the same may be amended, restated or supplemented from time to time.

              "Conversion Date" shall mean the date on which the Revolving Loan Commitments shall terminate, April 30, 1996, unless further extended in accordance with Section 2.09, with all amounts outstanding thereunder to be paid in full or converted to a Term Loan in accordance with Section 3.01 hereof.

              "Creditanstalt - Bankverein Adjusted Pro Rata Share" shall equal the quotient of the following formula:

               (Creditanstalt - Bankverein's Pro Rata Share of
                       the outstanding principal amount
                             under the Facilities
               -----------------------------------------------
                        (Total Outstanding Principal)

              "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Guaranty Agreement, the Word, Incorporated Pledge Agreement and all other Security Documents, if any.

              "Credit Parties" shall mean, collectively, each of Nelson, the Guarantors and every other Person who from time to time executes a Security Document with respect to all or any portion of the Obligations.

              "Default" shall mean any condition or event that, with notice or lapse of time or both, would constitute an Event of Default.

              "DOL" shall have the meaning ascribed to it in Section
7A.07(j)(iv).

              "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

              "Eligible Assignee" shall mean (a) a commercial bank organized under the laws of the United States, or any state thereof, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any such commercial bank and (b) any Lender or any Affiliate of any Lender.

              "Environmental Laws" shall mean all federal, state and local statutes, laws, codes, regulations, rules and ordinances, and all orders or decrees issued, promulgated or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to, regulating or imposing liability or standards of conduct concerning (a) pollution or protection of the environment,
(b) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (c) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, or (d) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. Section 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. Section 1251 et sea.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), (iv) the Toxic Substances Control Act
(15 U.S.C. Section 2601 et seq.), (v) the Comprehensive Environmental
Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. Section 9601 et seq.), (vi) any "Superfund" or "Superlien" law, including without limitation the Tennessee Hazardous Waste Management Acts of 1977 and of 1983, as amended Tennessee Code Annotated Section 68-212-101 et seq. and Section 68-212-201 et seq., and
(vii) all applicable national and local laws or regulations with respect to environmental control.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

              "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) that is a member of a group of which that Person is a member and that is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

              "Escrow Letter" shall mean a letter agreement between Nelson and the Agent substantially in the form of Exhibit D attached hereto.

              "Event of Default" shall have the meaning ascribed to it in
Article IX.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

              "Executive Officer" shall mean with respect to any Person, the president, vice presidents, chief financial officer, treasurer, secretary and any Person holding comparable offices or duties.

              "Facility" or "Facilities" shall mean the Revolving Loan Commitments or the Term Loans, as the context may indicate.

              "Facility Fee" has the meaning ascribed to it in Section 4.05(a).

              "FASB-106" shall mean Financial Accounting Standards Board Statement No. 106, as in effect on the date of this Agreement, specifying applicable accounting principles with respect to accrual of the expected cost of providing post retirement benefits to employees or their dependents.

              "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

              "Final Maturity Date" shall mean the earlier of (a) November 30, 1999, unless further extended in accordance with Section 2.09, and (b) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article IX.

              "First American National Bank Adjusted Pro Rata Share" shall equal the quotient of the following formula:

              (First American National Bank's Pro Rata Share of
                  the outstanding principal amount under the
                Facilities + the outstanding principal amount
                    under the First American National Bank
                          Letter of Credit Facility
              -------------------------------------------------
                        (Total Outstanding Principal)

              "First American National Bank Letter of Credit Facility" shall mean that certain letter of credit facility evidenced by the Amended and Restated Revolving Credit Note executed July 15, 1992 by Nelson to the order of First American National Bank.

              "First National Bank of Louisville Adjusted Pro Rata Share" shall equal the quotient of the following formula:

                (First National Bank of Louisville's Pro Rata
               Share of the outstanding principal amount under
              the Facilities + the outstanding principal amount
                 under the First National Bank of Louisville
                          Letter of Credit Facility
              -------------------------------------------------
                        (Total Outstanding Principal)

              "First National Bank of Louisville Letter of Credit Facility" shall mean that certain $6,000,000 commercial letter of credit facility pursuant to which First National Bank of Louisville issues commercial trade letters of credit for the account of Nelson, which facility shall mature September 30, 1993.

              "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal period of Nelson, the ratio of (a) the sum of Consolidated Net Income plus, to the extent subtracted in determining such Consolidated Net Income, depreciation and amortization expense to (b) the sum of (i) cash dividends paid, (ii) capital expenditures, and (iii) principal payments due in the following twelve (12) months, in each case determined on a consolidated basis in accordance with GAAP. In computing the amount of capital expenditures for purposes of this definition, the amount of capital expenditures relating to the indebtedness evidenced and/or secured by (A) that certain Promissory Note in the original principal amount of $5,000,000 executed March 31, 1992 by Nelson to the order of TNB, (B) that certain Construction Loan Agreement executed March 31, 1992 by and between Nelson and TNB, and (C) that certain Tennessee Deed of Trust, Assignment of Rents and Fixture Filing executed by Nelson for the benefit of TNB, of record in Book 8589, page 428, Register's Office for Davidson County, Tennessee, shall be excluded.

              "Funded Debt" shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money Liens, capitalized leases, conditional sales contracts and similar title retention debt instruments, including any current maturities of such Indebtedness that by its terms matures more than one year from the date of any calculation thereof and/or that is renewable or extendable at the option of the obligor to a date beyond one (1) year from such date of calculation. The calculation of Funded Debt shall include all Funded Debt of the Consolidated Companies, plus all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company, to the extent supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent which a Consolidated Company or its assets otherwise have become liable for payment thereof.

              "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

              "Guarantors" shall mean, collectively, all of Nelson's Subsidiaries, including without limitation, Word, Incorporated (upon its acquisition by Nelson), and their respective successors and permitted assigns, but excluding those Subsidiaries of Nelson set forth on Schedule 7A.01.

              "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income or other financial condition or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

              "Guaranty Agreement" shall mean, collectively, the joint and several Guaranty Agreement executed by each of the Guarantors in favor of the Lenders and the Agent, substantially in the form of Exhibit E attached hereto, as the same may be amended, restated or supplemented from time to time.

              "Hazardous Substance" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

              "Indebtedness" of any Person shall mean, without duplication (a) all obligations of such Person that in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (b) all rental obligations under leases required to be capitalized under GAAP; (c) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (d) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (e) obligations or other liabilities under currency contracts, interest rate hedging contracts or similar agreements or combinations thereof.

              "Indemnitee" shall have the meaning ascribed to it in Section 11.04(c).

              "Interest Coverage Ratio" shall mean, as of the end of any fiscal period of Nelson, the ratio of (a) Consolidated EBIT to (b) the sum of Consolidated Interest Expense.

              "Interest Period" shall have the meaning set forth in Section
4.04.

              "Inventory" shall mean all of Nelson's inventory, raw materials, work in process, finished goods, parts, goods of Nelson held on consignment, returned goods or inventory, goods held for sale or lease or furnished or to be furnished under contracts of service in which Nelson now has or hereafter acquires any right and all additions, substitutions and replacements thereof wherever located together with all goods and materials used or usable in manufacturing, processing, packaging or shipping the Inventory.

              "Investment" shall mean, when used with respect to any Person, any direct or indirect advance (excluding advances made to authors or artists in the ordinary course of business), loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

              "IRS" shall have the meaning ascribed in Section 7A.07(j)(iv).

              "Lender" or "Lenders" shall mean TNB, the other banks and lending institutions listed on the signature pages hereof and each assignee thereof, if any, pursuant to Section 11.06(c).

              "Lending Office" shall mean for each Lender the office such Lender may designate in writing from time to time to Nelson and the Agent with respect to each Type of Loan.

              "Leverage Ratio" shall mean the ratio, expressed as a percentage, of Senior Funded Debt to Total Capital for the Consolidated Companies.

              "LIBOR" shall mean, for any Interest Period, the offered rates for deposits in U.S. Dollars for a period comparable to the Interest Period and in an amount comparable to the Agent's portion of such Advances determined by the Agent from Telerate Page 3750 as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If two or more of such rates appear on the Telerate Page, the rate for that Interest Period shall be the arithmetic mean of such rates, rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple, and in either case as such rates may be adjusted for any applicable reserve requirements. If such rate is unavailable on such service, then such rate shall be determined by and based on any other interest rate reporting service of recognized standing designated in writing by the Agent to Nelson and the other Lenders.

              "LIBOR Advance" shall mean any Advance made or outstanding as a Revolving Loan or a Term Loan, as the case may be, bearing interest at LIBOR.

              "Lien" shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential property right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

              "Loans" shall mean, collectively, the Revolving Loans and the Term Loans.

              "Margin Regulations" shall mean Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

              "Materially Adverse Effect" shall mean any materially adverse change in (a) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, (b) the ability of Nelson to perform its obligations under this Agreement, or (c) the ability of the other Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents.

              "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

              "NationsBank of Texas, N.A. Adjusted Pro Rata Share" shall equal the quotient of the following formula:

               (NationsBank of Texas, N.A.'s Pro Rata Share of
            the outstanding principal amount under the Facilities
            -----------------------------------------------------
                        (Total Outstanding Principal)

              "Nelson" shall mean Thomas Nelson, Inc., a Tennessee corporation, its successors and permitted assigns.

              "Net Proceeds" shall mean, with respect to any Asset Sale, all cash, including (a) cash receivables (when received) by way of deferred payment pursuant to a promissory note, a receivable or otherwise (other than interest payable thereon), and (b) with respect to Asset Sales resulting from the loss, damage, destruction or taking of property, the proceeds of insurance settlements and condemnation awards (other than the portion of the proceeds of such settlements and such awards that are used to repair, replace, improve or restore the item of property in respect of which such settlement or award was paid provided that the recipient of such proceeds enters into a binding contractual obligation to effect such repair, replacement, improvement or restoration within six (6) months of such loss, damage or destruction and completes such repair, replacement, improvement or restoration within twelve
(12) months of such loss, damage, destruction or taking) as and when received in cash, in either case, received by any Consolidated Company as a result of or in connection with such transaction, net of reasonable sale expenses, fees and commissions incurred, and taxes paid or expected to be payable within the succeeding 12-month period in connection therewith, and net of any payment required to be made with respect to the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) secured by a Lien (to the extent permitted by Section 8.02) upon the asset sold in such Asset Sale.

              "Notes" shall mean, collectively, the Revolving Credit Notes and the Term Notes.

              "Notice of Borrowing" shall have the meaning ascribed to it in
Section 4.01(a).

              "Notice of Change" shall have the meaning ascribed to it in
Article VIIB.

              "Notice of Conversion/Continuation" shall have the meaning ascribed to it in Section 4.01(b).

              "Notice of Extension" shall have the meaning ascribed to it in
Section 2.09.

              "Notice Period" shall have the meaning ascribed to it in Article
VB.

              "Obligations" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

              "Payment Office" shall mean, at any time for any Lender, the Payment Office set forth opposite such Lender's name on the signature pages hereof, as the same may be amended pursuant to Section 11.02.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

              "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

               "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

               "Prescribed Forms" shall mean such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Lender providing the form or statement, (b) the Tax Code, or (c) any applicable rule or regulation under the Tax Code, permit Nelson to make payments hereunder for the account of such Lender free, or subject to a reduced rate, of deduction or withholding of income or similar taxes.

               "Pro Rata Share" shall mean, with respect to each of the Revolving Loan Commitments of each Lender and each Loan to be made by and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the percentage designated as such Lender's Pro Rata Share of such Revolving Loan Commitments, such Loans or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender, in each case as such Pro Rata Share may change from time to time as a result of assignments or amendments made pursuant to this Agreement.

               "Refinanced Indebtedness" shall mean the Indebtedness of the Consolidated Companies to be paid on the Closing Date with the proceeds of the initial Borrowings under the Revolving Loan Commitments as more particularly described on Schedule 6A.18.

              "Required Lenders" shall mean at any time prior to the Conversion Date, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the then aggregate amount of the Revolving Loan Commitments or, following the Conversion Date, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding Term Loans.

              "Requirement of Law" for any person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

              "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Revolving Loans in the form attached hereto as Exhibit G.

              "Revolving Loan Commitment" shall mean, at any time for any Lender, the amount of the Revolving Loan Commitment set forth opposite such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Sections 2.07 or 2.08, any assignment thereof pursuant to Section 11.06, or any amendment thereof pursuant to Section 11.02.

              "Revolving Loans" shall mean, collectively, the revolving credit loans made to Nelson by the Lenders pursuant to Section 2.02.

              "Security Documents" shall mean, collectively, the Guaranty Agreement, the Word, Incorporated Pledge Agreement and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement or other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated or supplemented from time to time.

              "Senior Funded Debt" shall mean all Funded Debt minus the Subordinated Debt.

              "Shareholders' Equity" shall mean, with respect to any Person as at any date of determination, shareholders' equity of such Person determined in accordance with GAAP.

              "Subordinated Debt" shall mean other Indebtedness of Nelson subordinated to all obligations of Nelson or any other Credit Party arising under this Agreement, the Notes, the Guaranty Agreement and all other Credit Documents on terms and conditions satisfactory in all respects to the Agent and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and subordination provisions, as evidenced by the written approval of the Agent and Required Lenders.

              "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

              "Take-Out" shall have the meaning ascribed to it in Section 2.06.

              "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

              "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

              "Telerate" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

              "Term Loans" shall mean, collectively, the term loans that may, subject to the terms and conditions hereof, repay all amounts outstanding pursuant to the Revolving Loan Commitments on the Conversion Date pursuant to
Section 3.01.

              "Term Notes" shall mean, collectively, the promissory notes evidencing the Term Loans in the form attached hereto as Exhibit H.

              "TNB" shall mean Third National Bank in Nashville, a national banking association.

              "TNB Five Million Dollar Revolving Credit Facility" shall have the meaning ascribed to it in Section 8.01(g).

              "TNB Letter of Credit Facility" shall mean that certain $4,000,000 commercial letter of credit facility pursuant to which

TNB issues commercial trade letters of credit for the account of Nelson, which facility shall mature September 30, 1993.

              "TNB Adjusted Pro Rata Share" shall equal the quotient of the following formula:

              (TNB's Pro Rata Share of the outstanding principal
                amount under the Facilities + the outstanding
              principal amount under the TNB Five Million Dollar
                 Revolving Credit Facility + the outstanding
           principal amount under the TNB Letter of Credit Facility
           --------------------------------------------------------
                        (Total Outstanding Principal)

              "Total Capital" shall mean the sum of Funded Debt and Consolidated Net Worth of the Consolidated Companies.

              "Total Commitment" shall mean, for any Lender at any time prior to the Conversion Date, such Lender's Revolving Loan Commitment and at any time following the Conversion Date, the outstanding amount of such Lender's Term Loan, and "Total Commitments" shall mean, for all Lenders at any time, the sum of the Total Commitment of all Lenders.

              "Total Outstanding Principal" shall mean the outstanding principal amount under the Facilities, plus the outstanding principal amount under the TNB Five Million Dollar Revolving Credit Facility, plus the outstanding principal amount under the TNB Letter of Credit Facility, plus the outstanding principal amount under the First American National Bank Letter of Credit Facility, plus the outstanding principal amount under the First National Bank of Louisville Letter of Credit Facility.

              "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances or LIBOR Advances.

              "Word, Incorporated Corrections" shall have the meaning ascribed to it in Article VIB.

              "Word, Incorporated Information" shall have the meaning ascribed to it in Article VB.

              "Word, Incorporated Pledge Agreement" shall mean that certain Pledge Agreement executed in favor of the Agent, substantially in the form of Exhibit L attached hereto, providing for the grant of a first-priority Lien on all outstanding common stock of Word, Incorporated, as the same may be amended, restated or supplemented from time to time.

              "Working Capital" shall mean, as of the date of any determination for the Consolidated Companies, (a) current assets of the Consolidated Companies, minus (b) current liabilities of the Consolidated Companies (excluding the current portion of Funded

Debt), in each case as determined on a consolidated basis in accordance with GAAP.

              SECTION 1.02. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with GAAP; provided, however, that compliance with the financial covenants and calculations set forth in Section 7A.08, Article VIII and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in Section 6A.14 unless and until Nelson and the Required Lenders enter into an agreement with respect thereto in accordance with Section 11.13.

              SECTION 1.03. OTHER DEFINITIONAL TERMS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

              SECTION 1.04. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.


                                  ARTICLE II.


                                REVOLVING LOANS

              SECTION 2.01. Intentionally Omitted.

              SECTION 2.02. REVOLVING LOAN COMMITMENT. (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Nelson from time to time on and after the Closing Date, but prior to the Conversion Date, Revolving Loans in an aggregate amount outstanding at any time not to exceed such Lender's Revolving Loan Commitment. Nelson shall be entitled to repay and reborrow Revolving Loans in accordance with the provisions hereof.

              (b) Each Revolving Loan shall, at the option of Nelson, be made, continued as or converted into part of one or more Borrowings that shall consist entirely of Base Rate Advances and LIBOR Advances. Each Borrowing of Revolving Loans comprised of LIBOR Advances shall not be less than $5,000,000 or a greater integral multiple of $500,000, and each Borrowing of Revolving Loans comprised of Base Rate Advances shall be not less than

$250,000 or a greater integral multiple of $100,000. At no time shall the number of Borrowings outstanding under this Article II of LIBOR Advances exceed eight (8).

              SECTION 2.03. USE OF PROCEEDS. The proceeds of the Revolving Loans shall be used solely for the following purposes:

                      (a) Approximately $24,000,000 shall be used initially to repay Refinanced Indebtedness of the Consolidated Companies on the Closing Date; and

                      (b) Approximately $22,000,000 shall be used initially to acquire all of the outstanding common stock of Word, Incorporated, including the cost of such common stock and any and all acquisition costs associated therewith, including attorneys' fees and expenses.

                      (c) All other amounts shall be used as working capital and for other general corporate purposes, including acquisitions and capital expenditures of the Consolidated Companies.

              SECTION 2.04. Intentionally Omitted.

              SECTION 2.05. REVOLVING CREDIT NOTES: REPAYMENT OF PRINCIPAL. (a) Nelson's obligations to pay the principal of and interest on the Revolving Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

              (b) All outstanding principal amounts under the Revolving Loans shall be due and payable in full on the Conversion Date, subject to the provisions of Section 3.01.

              SECTION 2.06. Intentionally Omitted.

              SECTION 2.07. VOLUNTARY REDUCTION OF REVOLVING LOAN COMMITMENTS. Subject to Section 2.06 upon at least three (3) Business Days prior telephonic notice (promptly confirmed in writing) to the Agent, Nelson shall have the right, without premium or penalty, to terminate the Revolving Loan Commitments, in part or in whole, provided that (a) any such termination shall apply to proportionately and permanently reduce the Revolving Loan Commitments of each of the Lenders, (b) any prepayment of LIBOR Advances must be in minimum principal amounts of $5,000,000 and in multiples of $500,000, and any prepayment of Base Rate Advances must be in minimum principal amounts of $250,000 and in multiples of $100,000, and (c) no such reduction shall be permitted that would require a prepayment that is not permitted by Section
4.06. If the aggregate outstanding amount of the Revolving Loans exceeds the amount of the Revolving Loan Commitments as so reduced, Nelson shall immediately repay the Revolving Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount and any amounts due under Section 4.12 hereof.

              SECTION 2.08. MANDATORY REDUCTION OF REVOLVING LOAN COMMITMENTS. Subject to Section 2.06, no mandatory reduction shall be required pursuant to this Section 2.08 until the aggregate amount of Asset Sales (based on the Asset Values thereof but excluding Asset Sales resulting from loss, damage, destruction or taking where the proceeds thereof are utilized so as to be excluded from the definition of Net Proceeds) occurring after November 30, 1992, exceeds $2,500,000. Within ten (10) Business Days after each date on or prior to the Conversion Date on which any Consolidated Company receives any Net Proceeds as a result of or in connection with an Asset Sale by any Consolidated Company, the Revolving Loan Commitments shall be permanently and ratably reduced by an amount equal to one hundred percent (100%) of such Net Proceeds plus interest accrued and unpaid on the amount of such prepayment. Any such reduction of the Revolving Loan Commitments shall apply as a proportional and permanent reduction of the Revolving Loan Commitments of each of the Lenders. If the aggregate outstanding amount of the Revolving Loans exceeds the amount of the Revolving Loan Commitments as so reduced, Nelson shall immediately repay the Revolving Loans by an amount equal to such excess. Nothing in this Section
2.08 shall be deemed to authorize any Asset Sale not permitted by Section 8.03. Each mandatory prepayment of Revolving Loans pursuant to this Section 2.08 shall be applied first to Base Rate Advances to the full extent thereof before application to LIBOR Advances; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, in lieu of application of such prepayment to LIBOR Advances prior to the expiration of the respective Interest Periods with respect thereto, Nelson, at its option, may execute an Escrow Letter with respect to such prepayment and deposit with the Agent funds equal to the amount of such prepayment for application in accordance with the terms of such Escrow Letter.

              SECTION 2.09. EXTENSION OF CONVERSION DATE AND FINAL MATURITY DATE. (a) As long as no Default or Event of Default has occurred and is continuing, Nelson shall have the right to notify Agent in writing at its Payment Office at least sixty (60) Business Days prior to the Conversion Date of Nelson's desire to extend the Conversion Date for a one (1) year period (a "Notice of Extension"). Each Notice of Extension shall request an extension to the Conversion Date of a one (1) year period, no more, no less, provided, however, Nelson may, but shall not be obligated to, submit an unlimited number of Notices of Extensions to Agent prior to the Conversion Date provided such Notices of Extension comply with this Section 2.09.

              (b) The Agent shall promptly give each Lender notice in writing of its receipt of any Notice of Extension. Within twenty

(20) Business Days of Agent's receipt of the Notice of Extension, Agent shall notify Nelson in writing of the Lenders' acceptance or rejection of such Notice of Extension. The Notice of Extension shall only be accepted upon Agent's receipt from one hundred percent (100%) of the Lenders of their approval of the Notice of Extension. The Lenders' determination shall be final, conclusive and binding upon all parties hereto.

              (c) Once Nelson's Notice of Extension has been agreed to and accepted by one hundred percent (100%) of the Lenders and the Agent has advised Nelson of such determination in accordance with Section 2.09(b), such Notice of Conversion shall be irrevocable.

              (d) In the event there is a one (1) year extension in the Conversion Date pursuant to the terms of this Section 2.09, there shall be a corresponding one (1) year extension to the Final Maturity Date automatically without further amendment to this Agreement, provided the Obligations are unsecured.

              (e) The Agent's and Lenders' review of any Notice of Extension shall in no way obligate the Lenders to agree to extend the Conversion Date in accordance with such Notice of Extension. The acceptance of any one (1) Notice of Extension by the Lenders shall in no way obligate the Lenders to agree to or accept any future Notices of Extensions received by Agent from Nelson.


                                  ARTICLE III


               CONVERSION OF REVOLVING CREDIT LOANS TO TERM LOANS


              SECTION 3.01. TERM LOANS. (a) Subject to and upon the terms and conditions herein set forth, on the Conversion Date, provided that there exists no Default or Event of Default, Nelson may satisfy its obligation to repay the principal amount of the then outstanding Revolving Loans by executing and delivering to each of the Lenders a Term Note in accordance with the provisions of Section 3.01(b).

              (b) Each Term Note shall be dated the Conversion Date and shall be payable to the applicable Lender in a principal amount equal to such Lender's Revolving Loans outstanding on the Conversion Date.

              SECTION 3.02. REPAYMENT OF PRINCIPAL. Nelson shall repay the Term Loans in fifteen (15) consecutive equal quarterly installments beginning May 31, 1996. All Term Loans, if not sooner paid, shall be due and payable in full on the Final Maturity Date.

              SECTION 3.03. MANDATORY PREPAYMENTS. Subject to Section 2.06, no mandatory prepayment shall be required pursuant to this Section 3.03 until the aggregate amount of Asset Sales (based on the Asset Values thereof but excluding Asset Sales resulting from loss, damage, destruction or taking where the proceeds thereof are utilized so as to be excluded from the definition of Net Proceeds) occurring after November 30, 1992 exceeds $2,500,000. Within ten
(10) Business Days after each date after the Conversion Date on which any Consolidated Company receives any Net Proceeds as a result of or in connection with an Asset Sale by any Consolidated Company, the Term Loans outstanding under Section 3.01 shall be proportionately prepaid by an amount equal to one hundred percent (100%) of such Net Proceeds. All such prepayments under this
Section 3.03 shall be applied in each case against all remaining scheduled amortization payments in inverse order of maturity. Nothing in this Section
3.03 shall be deemed to authorize any Asset Sale not permitted by Section 8.03 of this Agreement. Each mandatory prepayment of Term Loans pursuant to this
Section 3.03 shall be applied first to Base Rate Advances to the full extent thereof before application to LIBOR Advances; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, in lieu of application of such prepayment to LIBOR Advances prior to the expiration of the respective Interest Periods with respect thereto, Nelson, at its option, may execute an Escrow Letter with respect to such prepayments and deposit with the Agent funds equal to such prepayments for application in accordance with the terms of such Escrow Letter.


                                  ARTICLE IV.


                               GENERAL LOAN TERMS


              SECTION 4.01. FUNDING NOTICES. (a) Whenever Nelson desires to make a Borrowing with respect to the Revolving Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 4.01(b)), it shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given prior to 11:00 A.M. (local time for the Agent) at its Payment Office (i) one (1) Business Day prior to the requested date of such Borrowing in the case of Base Rate Advances, and (ii) two (2) Business Days prior to the requested date of such Borrowing in the case of LIBOR Advances. Notices received after 11:00 A.M. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or LIBOR Advances.

              (b) Whenever Nelson desires to convert all or a portion of an outstanding Borrowing under the Revolving Credit Commitments or a portion of the Term Loans, which Borrowing consists of Base Rate Advances or LIBOR Advances, into one or more Borrowings consisting of Advances of another Type, or to continue outstanding a Borrowing consisting of LIBOR Advances for a new Interest Period, it shall give the Agent at least one (1) Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing being converted into or continued as Base Rate Advances, and at least two (2) Business Days prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as LIBOR Advances. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 A.M (local time for the Agent) on the date specified at the Payment Office of the Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued as Base Rate Advances or LIBOR Advances and (in the case of LIBOR Advances) the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Nelson shall have failed to deliver the Notice of Conversion/Continuation, Nelson shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of Nelson has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) LIBOR Advances unless the Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of LIBOR Advances shall be permitted except on the last day of the Interest Period in respect thereof.

              (c) Without in any way limiting Nelson's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from Nelson prior to receipt of written confirmation. In each such case, Nelson hereby waives the right to dispute the Agent's record of the terms of such telephonic notice.

              (d) The Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this Section 4.01 with respect to the Revolving Credit Commitments and the Term Loans.

              SECTION 4.02. DISBURSEMENT OF FUNDS. (a) No later than noon (local time for the Agent) on the date of each Borrowing pursuant to the Revolving Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 4.01(b)), each Lender will make available its Pro Rata Share of the amount of such Borrowing in immediately available funds at the Payment Office of the Agent. The Agent will make available to Nelson the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to Nelson's demand deposit account maintained with the Agent or at Nelson's option, to effect a wire transfer of such amounts to Nelson's account specified by an authorized representative of Nelson by the close of business on such Business Day.

              (b) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender will make such amount available to the Agent on such date and the Agent may make available to Nelson a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Nelson, and Nelson shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing which includes such amount paid and any amounts due under
Section 4.12 hereof. Nothing in this Section 4.02(b) shall be deemed to relieve any Lender from its obligation to fund its Total Commitments hereunder or to prejudice any rights that Nelson may have against any Lender as a result of any default by such Lender hereunder.

              (c) All Borrowings under the Revolving Loan Commitments shall be loaned by the Lenders on the basis of their Pro Rata Share of the Revolving Loan Commitments. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Total Commitments hereunder.

              SECTION 4.03. INTEREST. (a) Nelson agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans and Term Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

                     (i) For Base Rate Advances -- The Base Rate plus the Applicable Base Rate Margin;

                     (ii) For LIBOR Advances -- LIBOR plus the Applicable LIBOR Rate Margin.

              (b) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving

Loans, Term Loans and all other overdue amounts owing hereunder shall bear interest from each date that such amounts are overdue at a rate equal to the higher of (i) the Base Rate plus an additional two percent (2.0%) per annum, or
(ii) the interest rate otherwise applicable to such amount plus two percent (2.0%) per annum.

              (c) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances shall be payable monthly in arrears on the last calendar day of each calendar month each year. Interest on all outstanding LIBOR Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of LIBOR Advances having an Interest Period in excess of three (3) months, on each day that occurs every three (3) months after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

               SECTION 4.04. INTEREST PERIODS. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Advances, Nelson shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Advances, which Interest Period shall be either a one (1), two (2), three (3) or six (6) month period; provided that:

                      (a) The initial Interest Period for any Borrowing of LIBOR Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Advances of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                      (b) If any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of LIBOR Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                      (c) Any Interest Period in respect of LIBOR Advances that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to Section 4.04(d), expire on the last Business Day of such calendar month;

                      (d) No Interest Period shall extend beyond any date upon which any principal payment is due with respect to the Term Loans, unless the aggregate principal amount of Term Loans that are Base Rate Advances, or that have Interest Periods that will expire on or before the date of the respective payment or prepayment, is equal to or in excess of the amount of any principal payment to be made;

                      (e) No Interest Period with respect to the Loans shall extend beyond the Conversion Date or the Final Maturity Date.

              SECTION 4.05. FEES. (a) Nelson shall pay to the Agent, for the account of and distribution of the respective Pro Rata Share to each Lender, a facility fee equal to (i) .25% of the commitment amount of the Facilities accepted by Nelson (the "Accepted Commitment"), which fee shall be deemed to have been earned at the time of such acceptance, and (ii) .25% of the commitment amount of the Facilities closed on the Closing Date in accordance with the terms of this Agreement (collectively, the "Facility Fee"). The Facility Fee shall be paid upon the earlier to occur of (A) the Closing Date, or (B) cancellation of the Accepted Commitment.

              (b)     Intentionally Omitted.

              (c) Nelson shall pay to the Agent, for the account of and distribution of the respective Pro Rata Share to each Lender, a commitment fee for the period commencing on the Closing Date and continuing up to but excluding the Conversion Date, computed at a rate equal to one-half of one percent (0.50%) per annum on the average daily unused portion of the Revolving Loan Commitments of such Lenders, computed quarterly, such fee being payable quarterly in arrears on the last calendar day of each fiscal quarter of Nelson and on the Conversion Date.

              (d) Nelson shall pay to the Agent an annual administrative fee in an amount equal to .05% per annum of the amount committed under the Loans, payable quarterly in advance on the Closing Date and on the first day of each quarter thereafter as long as any of the Obligations remain outstanding.

              SECTION 4.06. VOLUNTARY PREPAYMENTS OF BORROWINGS. (a) Nelson may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $250,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of LIBOR Advances may be prepaid, at Nelson's option, in whole, or from time to time in part, in amounts aggregating $2,500,000 or any greater integral multiple of $500,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 4.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with
Section 4.06(c).

              (b) Nelson shall give written notice (or telephonic notice confirmed in writing) to the Agent of any intended prepayment of the Revolving Loans or Term Loans (i) not less than one (1) Business Day prior to any prepayment of Base Rate Advances, and (ii) not less than two (2) Business Days prior to any prepayment of LIBOR Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment pursuant to the first sentence of this Section 4.06(b), the Agent shall promptly notify each Lender of the contents of such notice and of such Lender's share of such prepayment.

              (c)     Nelson, when providing notice of prepayment pursuant to
Section 4.06(b), may designate the Types of Advances and the specific Borrowing or Borrowings that are to be prepaid, provided that (i) if any prepayment of LIBOR Advances made pursuant to a single Borrowing of the Revolving Loans or Term Loans shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $2,500,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing. In the absence of a designation by Nelson, the Agent shall, subject to the foregoing, make such designation in its sole discretion. All voluntary prepayments shall be applied to the payment of interest before application to principal and shall be applied against scheduled amortization payments in the inverse order of maturity.

              SECTION 4.07. PAYMENTS, ETC. (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents shall be made without defense, set-off or counterclaim to the Agent, for the account of and distribution of the respective Pro Rata Share to each Lender except in the case of payments made under Section 4.05(d), which shall be made solely to Agent, not later than 11:00 A.M. (local time for the Agent) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

                      (b)(i) All such payments shall be made free and clear of
              and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in Section 4.07(b)(iii) hereof, (A) any Taxes imposed on the overall net or gross income of the Lenders pursuant to the laws of the jurisdictions with taxing authority over such Lenders, (B) any franchise or similar taxes imposed on the Lenders pursuant to the laws of the jurisdictions with taxing authority over such Lenders (other than the state of Tennessee), but only where such franchise or similar taxes are imposed in lieu of Taxes on the overall net or gross income of the Lenders, and (C) any franchise or similar taxes imposed on the Lenders pursuant to the laws of the state of Tennessee). If any Taxes are so levied or imposed, Nelson agrees (I) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 4.07), will not be less than the full amount provided for herein had no such deduction or withholding been required, (II) to make such withholding or deduction, and
              (III) to pay the full amount deducted to the relevant authority in accordance with applicable law. Nelson will furnish to the Agent and each Lender, within thirty (30) days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Nelson. Nelson will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

                      (ii) Notwithstanding Section 4.07(b)(i), Nelson shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar Taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Lender other than a Lender who (A) is a domestic corporation (as such term is defined in Section 7701 of the Tax Code) for federal income tax purposes, or (B) has the Prescribed Forms on file with Nelson for the applicable year to the extent deduction or withholding of such Taxes is not required as a result of the filing of such Prescribed Forms, provided that if Nelson shall so deduct or withhold any such Taxes, it shall provide a statement to the Agent and such Lender setting forth the amount of such Taxes so deducted or withheld, the applicable rate and any other information or documentation that such Lender may reasonably request for assisting such Lender to obtain any allowable credits or deductions for the Taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender is subject to tax.

                      (iii) Nelson shall also reimburse the Agent and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall gross or net income of the Agent or such Lender pursuant to the laws of the jurisdictions with taxing authority over Agent or such Lender) as the Agent or such Lender shall determine are payable by the Agent or such Lender in respect of amounts paid by or on behalf of Nelson to or on behalf of the Agent or such Lender pursuant to
              Section 4.07(b)(i).

              (c) Subject to Section 4.04(b), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

              (d) All computations of interest and fees shall be made on the basis of a year of three hundred and sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on LIBOR Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

              (e) Payment by Nelson to the Agent in accordance with the terms of this Agreement shall, as to Nelson, constitute payment to the Lenders under this Agreement.

              SECTION 4.08. INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Agent, in the case of LIBOR, shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining LIBOR for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to Nelson and to the Lenders of such determination and a summary of the basis for such determination. Until the Agent notifies Nelson that the circumstances giving rise to the notice described herein no longer exist, the obligations of the Lenders to make or permit portions of the Revolving Loans or Term Loans to remain outstanding past the last day of then current Interest Periods as LIBOR Advances shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

              SECTION 4.09. ILLEGALITY. (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any LIBOR Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Nelson and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

              (b)     Upon the giving of the notice to Nelson referred to in
Section 4.09(a), (i) Nelson's right to request and such Lender's obligation to make LIBOR Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of LIBOR Advances as a Base Rate Advance, which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected LIBOR Advance or Advances are then outstanding, Nelson shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Days written notice to the Agent and the affected Lender, convert each such Advance into a Base Rate Advance or Advances, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 4.09(b).

              SECTION 4.10. INCREASED COSTS. (a) If by reason of (i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                      (A) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its LIBOR Advances or its obligation to make LIBOR Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Advances or its obligation to make LIBOR Advances shall have changed (except for changes in the tax on the overall gross or net income of such Lender imposed by the jurisdictions with taxing authority over such Lender); or

                      (B) any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its LIBOR Advances or its obligation to make LIBOR Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Advances (except to the extent already included in the determination of LIBOR for LIBOR Advances), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending office, then Nelson shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 4.07(b)), upon written notice from and demand by such Lender on Nelson (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender within ten (10) days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Nelson and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

              (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in Section 4.10(a)(i) or (ii) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Lender of funding its LIBOR Advances, then, and in any such event:

                      (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to Nelson and to the other Lenders of such advice;

                      (ii) Nelson's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as LIBOR Advances shall be immediately suspended; and

                      (iii) such Lender shall make a Loan as part of the requested Borrowing of LIBOR Advances as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

              SECTION 4.11. LENDING OFFICES. Each Lender agrees that, if requested by Nelson, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its LIBOR Advances affected by the matters or circumstances described in Sections 4.07(b), 4.08, 4.09 or 4.10 to reduce the liability of Nelson or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 4.11 shall affect or postpone any of the obligations of Nelson or any right of any Lender provided hereunder.

              SECTION 4.12. FUNDING LOSSES. Nelson shall compensate each Lender, upon its written request to Nelson (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Advances, in either case to the extent not recovered by such Lender in connection with the reemployment of such funds), which the Lender may sustain: (a) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, LIBOR Advances to Nelson does not occur on the date specified therefor in a Notice of Borrowing, Notice of Conversion/Continuation (whether or not withdrawn), (b) if any repayment (including mandatory prepayments and any conversions pursuant to Section 4.09(b)) of any LIBOR Advances to Nelson occurs on a date that is not the last day of an Interest Period applicable thereto, or (c), if, for any reason, Nelson defaults in its obligation to repay its LIBOR Advances when required by the terms of this Agreement.

              SECTION 4.13. ASSUMPTIONS CONCERNING FUNDING OF LIBOR ADVANCES. Calculation of all amounts payable to a Lender under this Article IV shall be made as though that Lender had actually funded its relevant LIBOR Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Advances in an amount equal to the amount of the LIBOR Advances and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

              SECTION 4.14. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans and payments in respect of facility fees and commitment fees shall be apportioned among all outstanding Total Commitments and Loans to which such payments relate proportionately to the Lenders' respective Pro Rata

Share of such Total Commitments and outstanding Loans. The Agent shall use its reasonable efforts to distribute promptly to each Lender at its Payment Office its share of all such payments received by the Agent on the same Business Day such payments are received by Agent, but not later than the next succeeding Business Day following receipt by Agent of such payments if such payments are received by Agent later than 11:00 A.M. (local time for the Agent).

              SECTION 4.15. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata Share of payments or reductions of such Obligations obtained by all the Lenders, such Lender shall forthwith (a) notify each of the other Lenders and Agent of such receipt, and (b) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Nelson agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Nelson in the amount of such participation.

              SECTION 4.16. CAPITAL ADEQUACY. Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Agent), Nelson shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 4.16 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Nelson by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

              SECTION 4.17. BENEFITS TO GUARANTORS. In consideration for the execution and delivery by the Guarantors of their Guaranty Agreement, Nelson agrees to make the benefit of extensions of credit hereunder available to the Guarantors.

              SECTION 4.18. LIMITATION ON CERTAIN PAYMENT OBLIGATIONS. (a) Each Lender or Agent shall make written demand on Nelson for indemnification or compensation pursuant to Section 4.07 no later than ninety (90) days after the earlier of (i) the date on which such Lender or Agent makes payment of such Taxes, or (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for payment of such Taxes.

              (b) Each Lender or Agent shall make written demand on Nelson for indemnification or compensation pursuant to Section 4.12 no later than ninety (90) days after the event giving rise to the claim for indemnification or compensation occurs.

              (c) Each Lender or Agent shall make written demand on Nelson for indemnification or compensation pursuant to Sections 4.10 and 4.16 no later than three hundred sixty-five (365) days after the occurrence giving rise to a claim pursuant to such Sections.

              (d) In the event that the Lenders or Agent fail to give Nelson notice within the time limitations prescribed in Section 4.18 (a) or
(b), Nelson shall not have any obligation to pay such claim for compensation or indemnification. In the event that the Lender or Agent fail to give Nelson notice within the time limitation prescribed in Section 4.18(c), Nelson shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth (90th) day preceding such written demand.

                                  ARTICLE VA.


                            CONDITIONS TO BORROWINGS


              The obligations of each Lender to make Advances to Nelson hereunder and to accept a Term Note on the Conversion Date is subject to the satisfaction of the following conditions:

              SECTION 5A.01. CONDITIONS PRECEDENT TO INITIAL LOANS. At the time of the funding of the initial Loans hereunder, all obligations of Nelson hereunder incurred prior to the initial Loans (including, without limitation, Nelson's obligations to reimburse the reasonable fees and expenses of counsel to the Agent and any fees and expenses payable to the Agent and the Lenders as previously agreed with Nelson), shall have been paid in full, and the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

              (a)     the duly executed counterparts of this Agreement;

              (b) the duly completed Revolving Notes evidencing the Revolving Loan Commitments and, on the Conversion Date, the duly executed Term Notes;

              (c) the Guaranty Agreement, the Contribution Agreement, the Word, Incorporated Pledge Agreement (all of which as to Word, Incorporated and its Subsidiaries shall be deemed delivered immediately following the consummation of the acquisition referenced in Section 5A.01(t)) and any and all other Credit Documents required by Agent;

              (d)     certificate of Nelson in substantially the form of
                      Exhibit I attached hereto and appropriately completed;

              (e) certificates of the Secretary or Assistant Secretary of each of the Credit Parties (all of which as to Word, Incorporated and its Subsidiaries shall be deemed delivered immediately following the consummation of the acquisition referenced in Section 5A.01(t)) attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, authorizing as applicable (i) the execution, delivery and performance of the Credit Documents and (ii) the granting of the pledges and security interests granted pursuant to the Word, Incorporated Pledge Agreement;

              (f) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties (all of which as to Word, Incorporated and its Subsidiaries shall be deemed delivered immediately following the consummation of the acquisition referenced in Section 5A.01(t)) certifying
                      (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the bylaws or comparable governing documents of such entities;

              (g) certified copies of the certificate or articles of incorporation of each Credit Party certified by the Secretary of State, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party;

              (h) examination reports from the Uniform Commercial Code records of those locations set forth on Schedule 5A.01(h) attached hereto, showing no outstanding liens or security interests granted by any Credit Party other than (i) Liens permitted by Section 8.02, and (ii) Liens securing the Refinanced Indebtedness which are being released on the Closing Date;

              (i) copies of all documents and instruments, including all consents, approvals, authorizations, registrations and filings required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, approvals, authorizations, registrations and filings shall be in full force and effect and all applicable waiting periods shall have expired;

              (j)     Intentionally Omitted;

              (k)     Intentionally Omitted;

              (l) agreement by the lenders of the Refinanced Indebtedness to accept payment in full of all obligations outstanding under the Refinanced Indebtedness and termination of all credit facilities relating thereto and to release all Liens securing Refinanced Indebtedness, and the establishment of escrow or other arrangements for such repayment and release of Liens acceptable to the Agent and the Lenders;

              (m) certified copies of indentures, credit agreements, instruments and other documents evidencing or securing

                      Indebtedness of any Consolidated Company described on
                      Schedule 8.01(b), in any single case in an amount not less than $500,000;

              (n) certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, and other compensation and employee benefit plans;

              (o) certificates, reports, environmental audits and investigations, and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from Environmental Laws, including without limitation, OSHA laws and regulations to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

              (p) certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

              (q) a summary set forth in format and detail reasonably acceptable to the Agent of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies;

              (r) the favorable opinion of Bass, Berry & Sims, counsel to the Credit Parties, substantially in the form of Exhibit J attached hereto and addressed to the Agent and each of the Lenders; and

              (s) financial statements of the Consolidated Companies for their most recently completed fiscal quarter on a consolidated basis.

              (t) evidence that Nelson's acquisition of all of the outstanding common stock of Word, Incorporated pursuant to the terms of the Stock Purchase Agreement between Nelson and ABC Holding Company, Inc. dated September 28, 1992 will be closed contemporaneously with the funding of the Loans.

In addition to the foregoing, the following conditions shall have been satisfied or shall exist, all to the satisfaction of the Agent, as of the time the initial Loans are made hereunder:

              (x) the Loans to be made on the Closing Date and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction or regulation, or determination of any court of law or other governmental authority; and

              (y) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Required Lenders.

              SECTION 5A.02. CONDITIONS TO ALL LOANS. At the time of the making of all Loans (including the Term Loans) (before as well as after giving effect to such Loans and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

              (a)     there shall exist no Default or Event of Default;

              (b) all representations and warranties by Nelson contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans (except that the representation and warranty set forth in Section 6A.19 shall not be deemed to relate to any time subsequent to the date of the initial Loans hereunder);

              (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 6A.14, there shall have been no change that has had or could reasonably be expected to have a Materially Adverse Effect in any Consolidated Company's financial condition, properties, business, operations or prospects (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 7A.07);

              (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Nelson, threatened that reasonably could be expected to have a Materially Adverse Effect in any Consolidated Company's financial condition, properties, business, operations or prospects, including without limitation any action or proceeding seeking to prohibit or restrict one or more

                      Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies;

              (e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction or regulation, or determination of any court of law or other governmental authority applicable to Nelson; and

              (f) the Agent shall have received such other documents or legal opinions as the Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Agent.

              Each request for a Borrowing and the acceptance by Nelson of the proceeds thereof and the execution of the Term Notes shall constitute a representation and warranty by Nelson, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in Sections 5A.01 and 5A.02 have been satisfied.


                                  ARTICLE VB.


                       NOTICE PERIOD REGARDING CONDITIONS


              Nelson, Agent and the Lenders hereby acknowledge that contemporaneously with the funding of the Loans, Nelson is acquiring all of the outstanding common stock of Word, Incorporated. Pursuant to Sections 5A.01(d),
(f)(ii), (g), (h), (i), (m), (n), (o), (p), (q) and (s) and Sections 5A.02(b),
(c) and (d), Nelson is required to provide and confirm to Agent certain information with respect to the Consolidated Companies, including Word, Incorporated and its Subsidiaries. Although Nelson has performed certain due diligence in connection with its acquisition of Word, Incorporated, Nelson has not owned or been in control of Word, Incorporated and its Subsidiaries prior to the funding of the Loans. Consequently, in order to provide Nelson with an opportunity to further review the records and affairs of Word, Incorporated and its Subsidiaries in connection with the information to be provided and confirmed pursuant to Sections 5A.01(d), (f)(ii), (g), (h), (i), (m), (n), (o),
(p), (q) and (s) and Sections 5A.02(b), (c) and (d), Nelson, Agent and the Lenders agree that beginning on the

Closing Date and continuing for the three (3) month period thereafter (the "Notice Period"), Nelson shall have the right to provide and confirm the information required by Sections 5A.01(d), (f)(ii), (g), (h), (i), (m), (n),
(o), (p), (q) and (s) and Sections 5A.02(b), (c) and (d) with respect to Word, Incorporated and any of its Subsidiaries (the "Word, Incorporated Information"). During the Notice Period, any information provided or confirmed pursuant to Sections 5A.01(d), (f)(ii), (g), (h), (i), (m), (n), (o), (p), (q)
and (s) and Sections 5A.02(b), (c) and (d) with respect to Word, Incorporated and its Subsidiaries shall not be subject to the provisions of Section 9.03. All Word, Incorporated Information must be in writing and received by Agent during the Notice Period. Agent's receipt of Word, Incorporated Information prior to the end of the Notice Period shall not constitute an Event of Default hereunder. In no event shall any Word, Incorporated Information be permitted with respect to Nelson or any of its Subsidiaries other than Word, Incorporated and its Subsidiaries. Upon termination of the Notice Period, all information provided and confirmed pursuant to Sections 5A.01(d), (f)(ii), (g), (h), (i),
(m), (n), (o), (p), (q) and (s) and Sections 5A.02(b), (c) and (d), as amended by any Word, Incorporated Information, if any, shall be subject to the provisions of Section 9.03.


                                  ARTICLE VIA.


                         REPRESENTATIONS AND WARRANTIES


              Nelson (as to itself and all other Consolidated Companies) represents and warrants (subject to the provisions of Article VIB) as follows:

              SECTION 6A.01. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Consolidated Companies is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Consolidated Companies (a) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (c) is in compliance with all Requirements of Law, where (i) the failure to have such power, authority and legal right as set forth in Section 6A.01(a), (ii) the failure to be so qualified or in good standing as set forth in Section 6A.01(b), or (iii) the failure to comply with Requirements of Law as set forth in Section 6A.01(c), would reasonably be expected, in the aggregate, to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary of Nelson as of the date of this Agreement is accurately described on Schedule 6A.01.

              SECTION 6A.02. CORPORATE POWER; AUTHORIZATION. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings that have been made or obtained.

              SECTION 6A.03. ENFORCEABLE OBLIGATIONS. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

              SECTION 6A.04. NO LEGAL BAR. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations which would have a Materially Adverse Effect.

              SECTION 6A.05. NO MATERIAL LITIGATION. Except as set forth on
Schedule 6A.05, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of Nelson, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, whether such properties or revenues currently exist or may exist in the future, (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

              SECTION 6A.06. INVESTMENT COMPANY ACT, ETC. None of the Credit Parties is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

              SECTION 6A.07. MARGIN REGULATIONS. No part of the proceeds of any of the Loans will be used for any purpose that violates, or that would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

              SECTION 6A.08. COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts in excess of $1,000,000, either individually or in the aggregate (including any such penalties, fines, claims, or liabilities relating to the matters set forth on Schedule 6A.08(a)), except as set forth on Schedule 6A.08(a).

              (b) Except as set forth on Schedule 6A.08(b), none of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts in excess of $1,000,000, either individually or in the aggregate.

               (c) Except as set forth on Schedule 6A.08(c), the Consolidated Companies have obtained all necessary governmental permits, licenses and approvals that are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminants, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

              SECTION 6A.09. INSURANCE. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts that are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

              SECTION 6A.10. NO DEFAULT. None of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect that has had or is reasonably expected to have a Materially Adverse Effect.

              SECTION 6A.11. NO BURDENSOME RESTRICTIONS. Except as set forth on
Schedule 6A.11, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law that has had or would reasonably be expected to have a Materially Adverse Effect.

              SECTION 6A.12. TAXES. Except as set forth on Schedule 6A.12, each of the Consolidated Companies has filed or caused to be filed all declarations, reports and tax returns or tax extensions that are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 6A.12) shown to be due and payable on said returns or on any assessments made against them or their properties, and all other taxes, fees or other charges imposed on them or any of their properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Nelson, no claims are being asserted with respect to any such taxes, fees or other charges.

              SECTION 6A.13. SUBSIDIARIES. Except as disclosed on Schedule 6A.01, on the date of this Agreement, Nelson has no Subsidiaries and neither Nelson nor any Subsidiary is a joint venture partner or general partner in any partnership. After the date of this Agreement and funding of the Obligations, except as disclosed on Schedule 6A.01 and Schedule 6A.13, Nelson shall have no Subsidiaries.

              SECTION 6A.14. FINANCIAL STATEMENTS. Nelson has furnished to the Agent and the Lenders (a) the audited consolidated balance sheet as of March 31, 1992 of the Consolidated Companies and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, including in each case the related schedules and notes, and (b) the unaudited balance sheet of the Consolidated Companies presented on a consolidated basis as at the end of the second fiscal quarter of 1993, and the related unaudited consolidated statements of income, shareholders' equity and cash flows presented on a consolidated basis for the year-to-date period then ended, setting forth in each case in comparative form the figures for the corresponding quarter of the Consolidated Companies' previous fiscal year. The foregoing financial statements fairly present in all material respects the consolidated financial condition of the Consolidated Companies as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied (subject, in the case of the quarterly financial statements, to normal year-end audit adjustments and the absence of certain footnotes). The Consolidated Companies taken as a whole do not have any material contingent obligations, material contingent liabilities, or material liabilities for known taxes, long-term leases (except leases of Word, Incorporated as set forth on Schedule 6A.14 hereto) or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. Since March 31, 1992, there have been no changes with respect to the Consolidated Companies that has had or would reasonably be expected to have a Materially Adverse Effect.

              SECTION 6A.15. ERISA. Except as disclosed on Schedule 6A.15:

              (a) Identification of Plans. None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

              (b) Compliance. Each Plan maintained by the Consolidated Companies has at all times been maintained by its terms and in operation in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 6A.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

              (c) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans where such liabilities, together with all other liabilities referred to in this Section 6A.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

              (d) Funding. The Consolidated Companies and, with respect to any Plan that is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law, and (ii) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount that, together with all other liabilities referred to in this Section 6A.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post- retirement medical benefits in any amounts that, together with all other liabilities referred to in this
Section 6A.15 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

              SECTION 6A.16. PATENTS, TRADEMARKS, LICENSES, ETC. Except as set forth on Schedule 6A.16, (a) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted, and (b) to the best of Nelson's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other Person and there is not presently pending, or to the knowledge of Nelson, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

              SECTION 6A.17. OWNERSHIP OF PROPERTY. Except as set forth on
Schedule 6A.17, each Consolidated Company has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of March 31, 1992 referred to in Section 6A.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and title defects not constituting material impairments in the intended use for such properties. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases. Those locations set forth on Schedule 5A.01(h) are all of the locations (a) at which property owned or leased by the Consolidated Companies is located other than (i) property in transit in the ordinary course of business, and (ii) sun tan oil constituting inventory owned by Lars Desert Oasis Sun Care Products, Inc. that is located in Orange County, California, and (b) representing each of the Consolidated Companies' place of business if only one (1) exists or chief executive office if more than one (1) place of business exists.

              SECTION 6A.18. INDEBTEDNESS. (a) Except as set forth on Schedules 6A.18 and 8.01(b), none of the Consolidated Companies is an obligor in respect of any Indebtedness for borrowed money, or any commitment to create or incur any Indebtedness for borrowed money, in an amount not less than $500,000 in any single case, and such Indebtedness and commitments for amounts less than $500,000 do not exceed $1,000,000 in the aggregate for all such Indebtedness and commitments of the Consolidated Companies.

              (b) The Indebtedness listed on Schedule 6A.18 (the "Refinanced Indebtedness") and accrued and unpaid interest thereon and fees in respect thereof have been paid in full or provision for restructuring such Indebtedness hereunder has been made such that, in accordance with the express provisions of the instruments governing the same, upon funding of the initial Loans hereunder, the Consolidated Companies will be released from all liability and contractual obligations with respect thereto other than indemnifications contained therein, and releases in recordable form of any and all Liens previously securing the Refinanced Indebtedness will be obtained, including terminations of all financing statements and other filings in respect thereof.

              SECTION 6A.19. FINANCIAL CONDITION. On the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, including without limitation, the use of the proceeds as provided in Section 2.03, (a) the assets of each Credit Party at fair valuation and based on their present fair saleable value (including, without limitation, the fair and realistic value of any contribution or subrogation rights in respect of any Guaranty Agreement given by such Credit Party) will exceed such Credit Party's debts, including contingent liabilities (as such liabilities may be limited under the express terms of any Guaranty Agreement of such Credit Party), (b) the remaining capital of such Credit Party will not be unreasonably small to conduct the Credit Party's business, and (c) such Credit Party will not have incurred debts, or have intended to incur debts, beyond the Credit Party's ability to pay such debts as they mature. For purposes of this Section 6A.19, "debt" means any liability on a claim, and "claim" means (A) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (B) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

              SECTION 6A.20. Intentionally Omitted.

              SECTION 6A.21. LABOR MATTERS. Except as set forth in Schedule 6A.21, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements that have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Nelson, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Company, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

              SECTION 6A.22. PAYMENT OR DIVIDEND RESTRICTIONS. Except as set forth in Section 8.04 or described on Schedule 6A.22, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

              SECTION 6A.23. DISCLOSURE. No factual information, representation or warranty contained in this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, when viewed in conjunction with all such other factual information, representations or warranties in this Agreement or in any other document furnished pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading in any material respect as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto) or in any notice furnished to the Lenders pursuant to Section 7A.07 at or prior to the respective times the representations and warranties set forth in this
Section 6A.23 are made or deemed to be made hereunder, there is no fact known to Nelson that has had, or is reasonably expected to have, a Materially Adverse Effect.

                                  ARTICLE VIB.


                   REPRESENTATION AND WARRANTY NOTICE PERIOD


              Nelson, Agent and the Lenders hereby acknowledge that contemporaneously with the funding of the Loans, Nelson is acquiring all of the outstanding common stock of Word, Incorporated. Pursuant to Article VIA, Nelson is making certain representations and warranties with respect to the Consolidated Companies, including Word, Incorporated and its Subsidiaries. Although Nelson has performed certain due diligence in connection with its acquisition of Word, Incorporated, Nelson has not owned or been in control of Word, Incorporated and its Subsidiaries prior to the funding of the Loans. Consequently, in order to provide Nelson with an opportunity to further review the records and affairs of Word, Incorporated and its Subsidiaries in connection with the representations and warranties made in Article VIA, Nelson, Agent and the Lenders agree that during the Notice Period, Nelson shall have the right to modify this Agreement by adding to Article VIA any schedules that Nelson deems necessary to correct, clarify and/or modify any representation or warranty made with respect to Word, Incorporated and any of its Subsidiaries (the "Word, Incorporated Corrections"). During the Notice Period, any representations and warranties contained in Article VIA with respect to Word, Incorporated and its Subsidiaries shall not be subject to the provisions of
Section 9.04. All Word, Incorporated Corrections must be in writing and received by Agent during the Notice Period. Agent's receipt of a Word, Incorporated Correction prior to the end of the Notice Period shall not constitute an Event of Default hereunder. In no event shall any Word, Incorporated Correction be permitted with respect to Nelson or any of its Subsidiaries other than Word, Incorporated and its Subsidiaries. Upon termination of the Notice Period, all representations and warranties contained in Article VIA, as amended by any Word, Incorporated Corrections, if any, shall be subject to the provisions of Section 9.04.


                                  ARTICLE VIC.


                    REPRESENTATIONS AND WARRANTIES REGARDING
                          SCHEDULE 7A.01 SUBSIDIARIES


              Nelson represents and warrants that the net worths of those Subsidiaries of Nelson set forth on Schedule 7A.01 are within the ranges set forth opposite the respective names of such Subsidiaries on Schedule 7A.01.

                                 ARTICLE VIIA.


                             AFFIRMATIVE COVENANTS


              So long as any Revolving Loan Commitment or Term Loan remains in effect hereunder or any Note shall remain unpaid, Nelson will:

              SECTION 7A.01. CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect.

              SECTION 7A.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws subject to the exception set forth in
Section 6A.08 where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $1,000,000 in the aggregate) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

              SECTION 7A.03. PAYMENT OF TAXES AND CLAIMS, ETC. Pay, and cause each of its Subsidiaries to pay, (a) all taxes, assessments and governmental charges imposed upon it or upon its property, and (b) all claims (including, without limitation, claims for labor, materials, supplies or services) that might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

              SECTION 7A.04. KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries in all material respects of all their respective financial and business transactions.

              SECTION 7A.05. VISITATION, INSPECTION, ETC. Permit, and cause each of its Subsidiaries to permit, any representative of the Agent or any Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Agent or such Lender may reasonably request after reasonable prior notice to Nelson; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Nelson shall be required.

              SECTION 7A.06. INSURANCE; MAINTENANCE OF PROPERTIES. (a)Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances; provided, however, that in any event Nelson shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Nelson and the Agent, be excessive.

              (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Nelson may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7A.06(b) shall prevent Nelson from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Nelson, desirable in the conduct of its business or the business of any Consolidated Company.

              SECTION 7A.07. REPORTING COVENANTS. Furnish to each Lender:

              (a) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Nelson, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated and consolidating basis, and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated and consolidating basis (which consolidating report need not be audited), setting forth in each case in comparative form the figures for the previous fiscal year as then reported, all in reasonable detail and accompanied by a report thereon of Arthur Andersen & Co. or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

              (b) Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of Nelson (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as of the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Nelson's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Nelson's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Nelson that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as of the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Nelson's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

              (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to Section 7A.07(a) and (b), a certificate of the president, chief financial officer or principal accounting officer of Nelson (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as of the end of such fiscal year or such fiscal quarter with Section 7A.08 and Sections 8.01 through 8.05;

              (d) Auditor's No Default Certificate. Together with the financial statements required pursuant to Section 7A.07(a), a certificate of the accountants who prepared the report referred to therein, to the effect that, based upon their audit, there exists no Default or Event of Default under this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof;

              (e)     Intentionally Omitted;

              (f) Notice of Default. Promptly after any Executive Officer of Nelson has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of Nelson specifying the nature thereof and the proposed response thereto;

              (g) Asset Sales. Together with the financial statements required pursuant to Section 7A.07(a), a certificate of the chief financial officer or principal accounting officer of Nelson reporting all Asset Sales effected by the Consolidated Companies during the fiscal year covered by such financial statements which involved Asset Values in excess of $100,000 in any single transaction or related series of transactions, including the Asset Value of such assets and the amounts received by the Consolidated Companies with respect to such sales, and such other information regarding such transactions as the Agent or any Lender may reasonably request;

              (h) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

              (i) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential liability under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company that could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $250,000;

                      (j) ERISA. (i) Promptly after Nelson has knowledge or should have had knowledge of the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of
              (A) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could reasonably be expected to subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, or any tax, penalty or liability under any Requirement of Law applicable, where any such taxes, penalties or liabilities exceed or could reasonably be expected to exceed $250,000 in the aggregate;

                      (ii) Promptly after such notice must be provided to the
              PBGC, or to a Plan participant, beneficiary or alternative payee, any notice referred to or required under Section 101(d), 302(f)(4), 303, 307 or 4041(c)(1)(A) of ERISA or under Section
              412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

                      (iii) Promptly after receipt, (A) any notice received by
              any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Consolidated Company or ERISA Affiliate thereof that is subject to Title IV of ERISA, (B) any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to impose any liability on such Consolidated Company or ERISA Affiliate thereof under Title IV of ERISA, or (C) any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the Internal Revenue Service or any other governmental authority to impose any liability on such Consolidated Company or ERISA Affiliate thereof under Chapter 43 of the Tax Code, which action under Section 7A.07(j)(iii)(C) could reasonably be expected to have a Materially Adverse Effect;

                      (iv) Upon the request of the Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof that is subject to Title IV of ERISA;

                      (v) Upon the request of the Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

              (k) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by Section 8.02;

              (l) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Nelson to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all financial press releases and other statements made available generally to the public containing material developments in the business or financial condition of Nelson and the other Consolidated Companies;

              (m) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to any of the Consolidated Companies in connection with each annual, interim or special audit of the Consolidated Companies' financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

              (n) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 6A.11, (ii) failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 6A.21;

              (o) New Subsidiaries. Within thirty (30) days after the formation or acquisition of any Subsidiary, or any other event resulting in the creation of a new Subsidiary, notice of the formation or acquisition of such Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Agent may request;

              (p) Intercompany Asset Transfers. Promptly upon the occurrence thereof, notice of the transfer of any assets from any Consolidated Company to any other Consolidated Company (in any transaction or series of related transactions), excluding sales or other transfers of assets in the ordinary course of business, where the Asset Value of such assets is greater than $1,000,000;

              (q) Asset sales. At any time that the aggregate amount of Asset Sales made by the Consolidated Companies after November 30, 1992 exceeds $2,500,000 (based on the Asset Values), prompt notice of any additional Asset Sale or related series of Asset Sales involving Asset Values of $100,000 or more; and

              (r) Other Information. With reasonable promptness, such other information about the Consolidated Companies as the Agent or any Lender may reasonably request from time to time.

              SECTION 7A.08. FINANCIAL COVENANTS. (a) Working Capital. Maintain as of the last day of each fiscal quarter, Working Capital of at least $60,000,000.

              (b) Fixed Charge Coverage. Maintain as of the last day of each fiscal quarter, a minimum Fixed Charge Coverage Ratio, calculated for the immediately preceding four fiscal quarters of 1.1 to 1.0.

              (c) Funded Debt to Total Capital. Maintain as of the last day of each fiscal quarter, a maximum ratio of Funded Debt to Total Capital, calculated quarterly, as shown below for each fiscal quarter ending during the fiscal quarters indicated:

         Fiscal Quarter                                                      Maximum Ratio
         --------------                                                      -------------
   Through September 30, 1993                                                  .75:1.0
   December 31, 1993 through March 31, 1994                                    .70:1.0
   June 30, 1994 through March 31, 1995                                        .65:1.0
   Thereafter                                                                  .60:1.0

              (d) Leverage Ratio. Maintain as of the last day of each fiscal quarter, a maximum Leverage Ratio of less than or equal to 0.50:1.0.

              (e) Interest Coverage Ratio. Maintain as of the last day of each fiscal quarter, a minimum Interest Coverage Ratio, calculated for the immediately preceding four fiscal quarters, as shown below for each fiscal quarter indicated:


         Fiscal Quarter                                                      Maximum Ratio
         --------------                                                      -------------
   Through March 31, 1994                                                      1.50:1.00
   June 30, 1994 through March 31, 1995                                        2.00:1.00
   June 30, 1995 through March 31, 1996                                        2.50:1.00
   Thereafter                                                                  3.00:1.00

              (f)     Second Fiscal Quarter 1992 Calculations. Acknowledge that
Schedule 7A.08 sets forth the calculation of the financial covenant amounts, ratios, and percentages required by Section 7A.08(a) through (e) calculated as of September 30, 1992.

              SECTION 7A.09. NOTICES UNDER CERTAIN OTHER INDEBTEDNESS. Immediately upon Nelson's receipt thereof, furnish the Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness referred to in Section 8.01(b), (f) or (g) (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount that exceeds $500,000, where such notice states or claims (a) the existence or occurrence of any actual or alleged default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note or other document evidencing or governing such Indebtedness, or (b) the existence or occurrence of any event or condition that requires or permits holder(s) of any Indebtedness to exercise rights under any Change in Control Provision. Nelson agrees to take such actions as may be necessary to require the holder(s) of any Indebtedness (or any trustee or agent acting on their behalf) incurred pursuant to documents executed or amended and restated after the Closing Date, to furnish copies of all such notices directly to the Agent simultaneously with the furnishing thereof to Nelson, and that such requirement may not be altered or rescinded without the prior written consent of the Agent.

              SECTION 7A.10. ADDITIONAL CREDIT PARTIES AND COLLATERAL. Promptly after the formation, creation or acquisition (provided that nothing in this Section 7A.10 shall be deemed to authorize the acquisition of any entity) of any Subsidiary not listed on Schedule 6A.01 and Schedule 6A.13, Nelson shall execute and deliver, and cause to be executed and delivered a Guaranty Agreement from each such Subsidiary, together with related documents of the kind described in Article VA as Agent shall require, all in form and substance satisfactory to the Agent and the Required Lenders.

              SECTION 7A.11. TERMINATION OF DESIGNATED SUBSIDIARIES. Within the ninety (90) day period following the Closing Date, Nelson shall provide the Agent with Articles of Termination evidencing the dissolution and/or termination of Thomas Nelson Export, Inc., a Tennessee corporation, and Thomas Nelson Service Corporation, a Minnesota corporation, both Subsidiaries of Nelson.


                                 ARTICLE VIIB.


                              SCHEDULE AMENDMENTS


              In the event notice is provided by Nelson pursuant to the terms of Article VIIA ("Notice of Change"), any information contained in a Notice of Change shall become a part of the Schedule relating to such information only upon the written approval of the Required Lenders as evidenced by an amendment to this Agreement.

                                 ARTICLE VIII.


                               NEGATIVE COVENANTS


              So long as any Revolving Loan Commitment or Term Loan remains in effect hereunder or any Note shall remain unpaid, Nelson will not and will not permit any Subsidiary to:

              SECTION 8.01. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, other than:

              (a)      Indebtedness evidenced by the Notes;

              (b) Indebtedness outstanding on the date hereof or pursuant to lines of credit in effect on the date hereof, all as described on Schedule 8.01(b) (excluding Refinanced Indebtedness);

              (c) purchase money Indebtedness acceptable to Agent and Lenders not to exceed an aggregate amount of $1,000,000 outstanding at any one time;

              (d) unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business and either (i) not more than sixty (60) days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP;

              (e)     Intentionally Omitted;

              (f) Subordinated Debt not to exceed $55,000,000 (unless the Revolving Loan Commitment is permanently reduced by an amount equal to the excess over $55,000,000 of Subordinated Debt issued) on terms and conditions acceptable to Agent and Lenders;

              (g) Indebtedness owed to Agent by Nelson, which Indebtedness is evidenced by a Revolving Credit Promissory Note in the original principal amount of $5,000,000 substantially in the form attached hereto as Exhibit K the ("TNB Five Million Dollar Revolving Credit Facility");

              (h) Other Indebtedness not to exceed $1,000,000 at any one time outstanding.

              SECTION 8.02. LIENS. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

              (a)     any Lien required under this Agreement;

              (b)      Liens existing on the date hereof disclosed on Schedule
8.02 (excluding Liens securing Refinanced Indebtedness);

              (c) any Liens securing purchase money Indebtedness described in Section 8.01(c);

              (d) Liens for taxes not yet due (and in the case of Liens on real property in Tennessee, not then delinquent), and Liens for taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

              (e) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

              (f) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); and

              (g) Liens (other than those permitted by Sections (a) through (f) of this Section 8.02) encumbering assets having an Asset Value not greater than $1,000,000 in the aggregate at any one time.

              SECTION 8.03. MERGERS, ACQUISITIONS, SALES, ETC. Merge or consolidate with any other Person, or sell, lease or otherwise dispose of its accounts, property or other assets (including capital stock of Subsidiaries), or purchase, lease or otherwise acquire all or any substantial portion of the property or assets (including capital stock) of any Person; provided, however, that the foregoing restrictions on asset sales shall not be applicable to (a) sales of equipment or other personal property being replaced by other equipment or other personal property purchased as a capital expenditure item, (b) other sales of assets (including stock of Subsidiaries) in an aggregate amount not to exceed ten percent (10%) of Consolidated Net Worth computed as of March 31, 1993 subject to Sections 2.08 and 3.03, and (c) sales of inventory in the ordinary course of business; provided further, that the foregoing restrictions on mergers shall not apply to mergers between Subsidiaries or Nelson provided that upon consummation of such merger, Nelson is in compliance with Section 7A.08 hereof and is the surviving corporation of such merger; provided, however, that no transaction pursuant to Section 8.03(a) or (b) or the second proviso in this Section 8.03 shall be permitted if any

Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transaction.

              SECTION 8.04. DIVIDENDS, ETC. Declare or pay any dividend on its capital stock, or make any payment to purchase, redeem, retire or acquire any of its Subordinated Debt or capital stock or any option, warrant, or other right to acquire such Subordinated Debt or capital stock, other than:

              (a)     dividends payable solely in shares of capital stock;

              (b) cash dividends declared and paid, and all other such payments made, after March 31, 1992 in an aggregate amount at any time not to exceed (i) $1,600,000, plus
                      (ii) thirty percent (30%) of Consolidated Net Income (or minus one hundred percent (100%) of Consolidated Net
                      Loss) earned during Nelson's 1993 fiscal year and thereafter (such period to be treated as one accounting period); and

              (c) redemption of Subordinated Debt upon the exercise of conversion rights contained in that certain Indenture dated as of November 30, 1992, between Nelson and Boatmen's Trust Company, as Trustee, evidencing the Subordinated Debt;

provided, however, no such dividend or other payment may be declared or paid pursuant to Section 8.04(b) unless (A) the full amount of the mandatory prepayment required by Section 2.08 or Section 3.03, as the case may be, has been made, and (B) no Default or Event of Default exists at the time of such declaration or payment, or would exist as a result of such declaration or payment.

              SECTION 8.05. INVESTMENTS, LOANS, ETC. Make, permit or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

              (a) Investments in Subsidiaries that are Guarantors under this Agreement, whether such Subsidiaries are Guarantors on the Closing Date or become Guarantors in accordance with Section 7A.10 after the Closing Date; provided, however, nothing in this Section 8.05 shall be deemed to authorize an investment pursuant to this Section 8.05(a) in any entity that is not a Subsidiary and a Guarantor prior to such investment;

              (b)     Intentionally Omitted;

              (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

              (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

              (e) time deposits maturing within one (1) year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of any bank or trust company that is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, including without limitation, any such deposits in eurodollars issued by a foreign branch of any such bank or trust company;

              (f) those loans or extensions of credit made by any Consolidated Company to another Consolidated Company; and

              (g) Investments (other than those permitted by Section 8.05(a) through (f)) in an aggregate amount not to exceed $10,000,000.

              SECTION 8.06. SALE AND LEASEBACK TRANSACTIONS. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred.

              SECTION 8.07. TRANSACTIONS WITH AFFILIATES. Enter into any material transaction or series of related transactions with any Affiliate of any Consolidated Company (but excluding any Affiliate that is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

              SECTION 8.08. OPTIONAL PREPAYMENTS. Directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of, any of its Indebtedness, or give a notice of redemption with respect to any such Indebtedness, or make any payment in violation of the subordination provisions of any Subordinated Debt, except with respect to (a) the Obligations under this Agreement and the Notes, (b) those loans or extensions of credit made by any Consolidated Company to another Consolidated Company, (c) the Indebtedness more particularly described in Section 8.01(g), and (d) redemption of Subordinated Debt upon the exercise of conversion rights contained in that certain Indenture dated as of November 30, 1992, between Nelson and Boatmen's Trust Company, as Trustee, evidencing the Subordinated Debt; provided, however, that no prepayment pursuant to this Section 8.08 shall be permitted if any Default or Event of Default otherwise exists at the time of such prepayment or would otherwise exist as a result of such prepayment.

              SECTION 8.09. CHANGES IN BUSINESS. Enter into any business that is substantially different from that presently conducted by the Consolidated Companies taken as a whole (which includes the publishing, distribution and sale of bibles, music and books and the sale and distribution of gift products), except where the aggregate Investment made and other funds expended or committed with respect to such business does not exceed $2,500,000; provided, however, that any Investment permitted by this Section 8.09 shall be included in the calculation of Investments as set forth in Section 8.05(g).

              SECTION 8.10. ERISA. Take or fail to take any action with respect to any Plan or any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code, including without limitation (a) establishing any such Plan, (b) amending any such Plan (except where required to comply with applicable law), (c) terminating or withdrawing from any such Plan, or (d) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, without first obtaining the written approval of the Required Lenders, where such actions or failures could reasonably be expected to have a Materially Adverse Effect.

              SECTION 8.11. ADDITIONAL NEGATIVE PLEDGES. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (a) Section 8.02, (b) the terms of any agreement, instrument or other document pursuant to which any Indebtedness, permitted by Section 8.01(c) is incurred by any Consolidated Company, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness and (c) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies.

              SECTION 8.12. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING CONSOLIDATED COMPANIES. Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Consolidated Company to (a) pay dividends or make any other distributions on such Consolidated Company's stock, (b) pay any indebtedness owed to Nelson or any other Consolidated Company, or (c) transfer any of its property or assets to Nelson or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents.

              SECTION 8.13. ACTIONS UNDER CERTAIN DOCUMENTS. Without the prior written consent of the Agent (which consent shall not be unreasonably withheld), modify, amend, cancel or rescind any agreements or documents evidencing or governing Subordinated Debt, except that current interest accrued thereon as of the date of this Agreement and all interest subsequently accruing thereon (whether or not paid currently) may be paid unless a Default or Event of Default has occurred and is continuing.


              Notwithstanding any other provision set forth in this Agreement, as long as any Revolving Loan Commitment or Term Loan remains in effect hereunder or any Note shall remain unpaid, Nelson will not permit any Subsidiary listed on Schedule 7A.01 to receive (a) any proceeds of the Loans,
(b) any proceeds of any loans made by any Consolidated Company, (c) any assets from any Consolidated Company other than in the ordinary course of business, or
(d) any assets from any Consolidated Company in the ordinary course of business; provided such assets received by all the Subsidiaries listed on
Schedule 7A.01 in the ordinary course of business shall not in the aggregate exceed $50,000 during any one calendar year.


                                  ARTICLE IX.


                               EVENTS OF DEFAULT


              Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

              SECTION 9.01. PAYMENTS. Nelson shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Nelson shall fail to make within three
(3) days after the due date thereof any payment of interest, fee or other amount payable hereunder;

              SECTION 9.02. COVENANTS WITHOUT NOTICE. Nelson shall fail to observe or perform any covenant or agreement contained in Sections 7A.07(f), 7A.08, 8.01 through 8.06, 8.08, 8.09 and 8.11 through 8.13;

              SECTION 9.03. OTHER COVENANTS. Nelson shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 9.01 and 9.02, and, if capable of being remedied, such failure shall remain unremedied for thirty (30) days after the earlier of (a) Nelson's obtaining knowledge thereof, or (b) written notice thereof shall have been given to Nelson by Agent or any Lender;

              SECTION 9.04. REPRESENTATIONS. Any representation or warranty made or deemed to be made by Nelson or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

              SECTION 9.05. NON-PAYMENTS OF OTHER INDEBTEDNESS. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal, interest or any other amount owed on any Indebtedness (other than the Obligations) exceeding $1,000,000 in the aggregate;

              SECTION 9.06. DEFAULTS UNDER OTHER AGREEMENTS. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness (other than the Obligations) exceeding $1,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness, or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

              SECTION 9.07. BANKRUPTCY. Nelson or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within ten (10) days, or is not dismissed within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding that remains undismissed for a period of sixty (60) days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty

(60) days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

              SECTION 9.08. ERISA. A Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates

                 (a) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

                 (b) is terminated, or is the subject of termination proceedings under applicable law or the terms of such Plan; or

                 (c) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 306 or 307 of ERISA;

and any such failure, waiver, termination or other event shall result in a liability of a Consolidated Company to the PBGC or a Plan that would have a Materially Adverse Effect.

              SECTION 9.09. MONEY JUDGMENT. A judgment or order for the payment of money in excess of $1,000,000 (for which the Consolidated Company is not insured) or otherwise having a Materially Adverse Effect shall be rendered against any Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of thirty (30) days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

              SECTION 9.10. CHANGE IN CONTROL OF NELSON. (a) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Sam Moore or his estate, heirs or beneficiaries, shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than twenty five percent (25%) of the shares of the outstanding common stock of Nelson entitled to vote for members of Nelson's board of directors, or (b) any event or condition shall occur or exist that, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of

Indebtedness of any Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect;

              SECTION 9.11. DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Nelson or any other Credit Party, or at any time it is or becomes unlawful for Nelson or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Nelson or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Nelson or any such Credit Party;

              SECTION 9.12. ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $1,000,000 in aggregate and is not removed, suspended or enjoined within thirty (30) days of the same being made or any suspension or injunction being lifted;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, and upon the written or telex request of the Required Lenders, shall, by written notice to Nelson, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against Nelson or any other Credit Party: (a) declare the Total Commitments terminated, whereupon the pro rata Total Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; and (b) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Nelson; provided, that, if an Event of Default specified in Section 9.07 shall occur, the result which would occur upon the giving of written notice by the Agent to any Credit Party, as specified in clauses (a) and (b) of this Section, shall occur automatically without the giving of any such notice.

              SECTION 9.13. ADJUSTMENT TO PRO RATA SHARE. Upon the occurrence of any Event of Default, the Pro Rata Share of each Lender shall be amended to the amount designated opposite such Lender's name below in the following chart in order to recognize the outstanding indebtedness evidenced by (a) the TNB Five Million Dollar Revolving Credit Facility, (b) the TNB Letter of Credit Facility,
(c) the First National Bank of Louisville Letter of Credit Facility, and (d) the First American National Bank Letter of Credit Facility:

         Third National Bank
                  in Nashville:            TNB Adjusted Pro Rata Share as of
                                           the occurrence of such Event of
                                           Default.

         First National Bank
                  of Louisville:           First National Bank of Louisville
                                           Adjusted Pro Rata Share as of the
                                           occurrence of such Event of Default.

         First American National Bank:     First American National Bank
                                           Adjusted Pro Rata Share as of the
                                           occurrence of such Event of Default.

         NationsBank of Texas, N.A.:       NationsBank of Texas, N.A. Adjusted
                                           Pro Rata Share as of the occurrence
                                           of such Event of Default.

         Creditanstalt - Bankverein:       Creditanstalt - Bankverein Adjusted
                                           Pro Rata Share as of the occurrence
                                           of such Event of Default.


                                   ARTICLE X.


                                   THE AGENT


              SECTION 10.01. APPOINTMENT OF AGENT. Each Lender hereby designates TNB as Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

              SECTION 10.02. AUTHORIZATION OF AGENT WITH RESPECT TO THE SECURITY DOCUMENTS. (a) Each Lender hereby authorizes the Agent to enter into each of the Security Documents substantially in the form attached hereto, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Agent for the benefit of the Agent and the Lenders and the other beneficiaries thereof upon the terms thereof. The Lenders further agree that the Agent may assign its rights and obligations under any of the Security Documents to any Affiliate of the Agent or to any trustee, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Agent under and with respect to the applicable Security Document.

              (b) In each circumstance where, under any provision of any Security Document, the Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Agent under such Security Document, the Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Agent's reasonable judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Lenders is required, the Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Agent.

              SECTION 10.03. NATURE OF DUTIES OF AGENT. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be ministerial and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

              SECTION 10.04. LACK OF RELIANCE ON THE AGENT. (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

              (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreement, the Word, Incorporated Pledge Agreement, or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreement, the Word, Incorporated Pledge Agreement, or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties or the existence or possible existence of any Default or Event of Default; provided, however, to the extent that the Agent has been advised that a Lender has not received any information formally delivered to the Agent pursuant to Section 7A.07, the Agent shall deliver or cause to be delivered such information to such Lender.

              SECTION 10.05. CERTAIN RIGHTS OF THE AGENT. If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

              SECTION 10.06. RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

              SECTION 10.07. INDEMNIFICATION OF AGENT. To the extent the Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Total Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct; provided further, that a Lender shall not be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's negligence, if such Lender shall have given the Agent timely written notice of the Lender's objections to the act or omission constituting negligence on the Agent's part.

              SECTION 10.08. THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties of Agent specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any Affiliate of the Consolidated Companies as if it were not performing the duties specified herein as Agent, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

              SECTION 10.09. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

              SECTION 10.10. SUCCESSOR AGENT. (a) The Agent may resign at any time by giving written notice thereof to the Lenders and Nelson and may be removed at any time with or without cause by the Required Lenders; provided, however, the Agent may not resign or be removed until a successor Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent subject to Nelson's prior written approval. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent subject to Nelson's prior written approval, which shall be a bank that maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000. If at any time TNB is removed as a Lender pursuant to
Section 11.06(g), TNB shall simultaneously resign as Agent.

              (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.


                                  ARTICLE XI.


                                 MISCELLANEOUS


              SECTION 11.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth opposite such party's name on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and Nelson. Each such notice, request or other communication shall be effective (a) if given by telex, when such telex is transmitted to the telex number specified in this Section 11.01 and the appropriate answerback is received, (b) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (c) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section
11.01 and the appropriate confirmation is received, or (d) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section 11.01; provided that notices to the Agent shall not be effective until received.

              SECTION 11.02. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following:
(a) waive any of the conditions specified in Section 5A.01 or 5A.02 or amend either such Section or, for the purposes of such Sections, the definition of any term contained in, or otherwise material to, either Section, (b) increase any of the Total Commitments or other contractual obligations to Nelson under this Agreement or amend Section 2.09 or the definition of the Conversion Date,
(c) reduce the principal of, or interest on, the Notes or any fees hereunder,
(d) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (e) change the percentage of any of the Total Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders that shall be required for the Lenders or any of them to take any action hereunder, (f) agree to release any of the outstanding common stock of Word, Incorporated (except pursuant to the terms of the Word, Incorporated Pledge Agreement) from the Lien of the Security Documents to the extent securing the Obligations or to release any Guarantor from its obligations under any Guaranty Agreement, (g) modify the definition of "Required Lenders," or (h) modify this Section 11.02. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Credit Document.

              SECTION 11.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any

Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

              SECTION 11.04. PAYMENT OF EXPENSES, ETC. Nelson shall:

         (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel), for any of the Lenders; provided, however, that in no event shall Nelson be obligated to pay any attorneys' fees and related expenses incurred by any Lender other than Agent prior to the occurrence of an Event of Default;

         (b) subject, in the case of certain Taxes, to the applicable provisions of Section 4.07(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

         (c) indemnify the Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, Nelson shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

         (d) without limiting the indemnities set forth in Section 11.04(c), indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents.

If and to the extent that the obligations of Nelson under this Section 11.04 are unenforceable for any reason, Nelson hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

         SECTION 11.05. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents owed to such Lender or other holder of a Note, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other Indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder. Each Lender shall promptly notify Nelson of any offset hereunder.

         SECTION 11.06. BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Nelson may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

         (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

         (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Total Commitments and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that (i) the Agent and Nelson must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) unless such assignment is to an Affiliate of the assigning Lender, (ii) the amount of any of the Total Commitments, in the case of the Revolving Loan Commitments, or Loans, in the case of assignment of Term Loans, of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $2500 payable to Agent by such Eligible Assignee. Nelson shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Total Commitments or Term Loans, as the case may be, of $10,000,000; provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Nelson, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Total Commitments or Term Loans assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Total Commitments or amount of its retained Term Loans. Such new Note or Notes shall be dated the date of the surrendered Note or Notes that they replace, and shall otherwise be in substantially the forms of the appropriate Notes attached hereto.

         (d) Each Lender may, without the consent of Nelson or the Agent, sell participations to one or more banks or other entities in all or a portion of its post-assignment rights and obligations under this Agreement (including all or a portion of its Total Commitments in the Loans owing to it and the Notes held by it), provided, however, that (i) no Lender may sell a participation in its aggregate Total Commitments or Term Loans (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Total Commitments or Term Loans and any such Lender must retain after consummation of the sale of such participation a minimum aggregate amount of Total Commitments or Term Loans, as the case may be, of $10,000,000, provided, however, sales of participations to an Affiliate of such Lender shall not be included in such calculations; provided, however, no such limitation shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article IV of this Agreement, and (v) Nelson and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Nelson relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. Any Lender selling a participation hereunder shall provide prompt written notice to Nelson of the name of such participant.

         (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section 11.06(e), disclose to the assignee or participant or proposed assignee or participant any information relating to Nelson or the other Consolidated Companies furnished to such Lender by or on behalf of Nelson or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to the Facilities and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Nelson and the Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or Nelson relating to such confidential information unless otherwise properly disposed of by such entity.

         (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

         (g) If (i) any Taxes referred to in Section 4.07(b) have been levied or imposed so as to require withholdings or deductions by Nelson and payment by Nelson of additional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to Section 4.10 or for its reduced rate of return pursuant to Section 4.16, or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Nelson, then and in such event, upon request from Nelson delivered to such Lender and the Agent, such Lender shall assign, in accordance with the provisions of Section 11.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Nelson, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Total Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

         SECTION 11.07. GOVERNING LAW; SUBMISSION TO JURISDICTION. (A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF TENNESSEE.

         (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE CHANCERY COURTS FOR DAVIDSON COUNTY, TENNESSEE OR IN THE FEDERAL COURTS FOR THE MIDDLE DISTRICT OF TENNESSEE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, NELSON HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND NELSON HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT

LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (C) NELSON IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO NELSON AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

         (d) Nothing herein shall affect the right of the Agent, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Nelson in any other jurisdiction.

         SECTION 11.08. INDEPENDENT NATURE OF LENDERS, RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         SECTION 11.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         SECTION 11.10. EFFECTIVENESS; SURVIVAL.   (a) This Agreement shall
become effective on the date on which all of the parties hereto shall have executed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 11.01 or, in the case of the Lenders, shall have given to the Agent written or telex notice (actually received) that the same has been executed and mailed to them.

         (b)     The obligations of Nelson under Sections 4.07(b), 4.10, 4.12,
4.16 and 11.04 hereof shall survive the payment in full of the Notes after the Final Maturity Date. All representations and warranties made herein, in the certificates, reports, notices and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

         SECTION 11.11. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 11.12. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 11.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (a) any preparation of the financial statements referred to in Section 7A.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) (other than changes mandated by FASB-106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (b) there is any change in Nelson's fiscal quarter or fiscal year, or (c) there is a material change in federal tax laws that materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Nelson and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

         SECTION 11.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

         SECTION 11.15. INTEREST. The parties to this Agreement intend to conform strictly to applicable usury laws as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Tennessee), then, in that event, notwithstanding anything to the contrary in any Credit Document or agreement executed in connection with or as security for any of the Notes, Nelson and Lenders agree as follows: (a) the aggregate of all consideration that constitutes interest under applicable law which is contracted for, charged or received under any of the Notes, this Agreement or any of the other Credit Documents or agreements, or otherwise in connection with the Notes, shall under no circumstances exceed the maximum lawful rate of interest permitted by applicable law, and any excess shall be credited on the applicable Notes by the holder thereof (or, if the Notes shall have been paid in full, refunded to Nelson); and (b) in the event that the maturity of any of the Notes is accelerated by reason of an election of the holder resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest permitted by applicable law, and excess interest, if any, for which this Agreement provides, or otherwise, shall be cancelled automatically as of the date of such acceleration or prepayment and, if previously paid, shall be credited on the applicable Notes (or, if the Notes shall have been paid in full, refunded to Nelson).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Nashville, Tennessee, by their duly authorized officers as of the day and year first above written.

Address for Notices:                      THOMAS NELSON, INC.


P.O. Box 141000
Nashville, Tennessee 37214                By:
Attention: Vice President                    -------------------------------
            and Chief Financial           Title:
            Officer                             ----------------------------

Address for Notices:                      THIRD NATIONAL BANK IN NASHVILLE,
                                          AS AGENT


P.O. Box 305110
Nashville, TN 37230-5110                  By:
Attention: Fred Turner                       -------------------------------

                                          Title:
                                                ----------------------------

Telex No.:
           ----------------
  Answerback:
              -------------

Telecopy No.: 615-748-5161


Payment Office:
--------------

P.O. Box 305110
Nashville, TN 37230-5110
Attention: Fred Turner

Address for Notices:                      THIRD NATIONAL BANK IN NASHVILLE


P.O. Box 305110
Nashville, TN 37230-5110                  By:
Attention: Fred Turner                       --------------------------------

                                          Title:
                                                ----------------------------

Telex No.:
           ----------------
  Answerback:
              -------------

Telecopy No.: 615-748-5161


Payment Office:
--------------

P.O. Box 305110
Nashville, TN 37230-5110
Attention: Fred Turner

REVOLVING LOAN COMMITMENT:  $19,500,000

PRO RATA SHARE OF REVOLVING
   LOAN COMMITMENTS:        26%

Address for Notices:                      FIRST NATIONAL BANK OF LOUISVILLE


101 South Fifth St.
7th Floor                                 By:
Louisville, KY 40202                         --------------------------------
Attention: Debbie M. Myers
                                          Title:
                                                ----------------------------
Telex No.:
           ----------------
  Answerback:
              -------------

Telecopy No.: 502-581-5122


Payment Office:
--------------

101 South Fifth St.
7th Floor
Louisville, KY 40202
Attention: Debbie M. Myers

REVOLVING LOAN COMMITMENT:  $16,500,000

PRO RATA SHARE OF REVOLVING
   LOAN COMMITMENTS:        22%

Address for Notices:                      FIRST AMERICAN NATIONAL BANK


National Division
Nashville, TN 37237-0310                  By:
Attention: Scott M. Bane                     -------------------------------
           Vice President                 Title:
                                                ----------------------------

Telex No.: 6823023
  Answerback:
              -------------

Telephone No.: 615-736-6206
Telecopy No.: 615-748-2485


Payment Office:
--------------

327 Union Street
Nashville, TN 37237-0310
Attention: Fernisa Joy
                 Commercial Loan Operations
Telephone No.: 615-736-6747
Telecopy No.: 615-748-2184

REVOLVING LOAN COMMITMENT:  $15,000,000

PRO RATA SHARE OF REVOLVING
   LOAN COMMITMENTS:        20%

Address for Notices:                      NATIONSBANK OF TEXAS, N.A.
-------------------


901 Main Street, 67th Floor
Dallas, TX 75283                          By:
                                             -------------------------------

or                                        Title:
                                                ----------------------------

P.O. Box 831000
Dallas, TX 75283

Attention: Jay Tweed

Telex No.: 6829317
  Answerback: NationsBK DAL

Telecopy No.: 214-508-0944


Payment Office:
--------------

901 Main Street, 67th Floor
Dallas, TX 75283

or

P.O. Box 831000
Dallas, TX 75283

Attention: Jay Tweed

REVOLVING LOAN COMMITMENT:  $12,750,000

PRO RATA SHARE OF REVOLVING
   LOAN COMMITMENTS:        17%

Address for Notices:                      CREDITANSTALT - BANKVEREIN
-------------------

245 Park Avenue, 27th Floor
New York, New York  10167-0096
Attention: Donato R. Giuseppi             By:
                                             -------------------------------

Telecopy No.: 212/856-1234                Title:
                                                ----------------------------


With a copy to:                           By:
--------------                               -------------------------------

Two Ravinia Drive                         Title:
                                                ----------------------------
Suite 1680
Atlanta, Georgia 30346
Attention:  Joseph P. Longosz

Telecopy No.: 404/390-1851

Payment Office:
--------------

245 Park Avenue, 27th Floor
New York, NY 10167-0096
Attention: Sophie Ziegler
Telephone No.:  212/856-1000
Telecopy No.:   212/856-1234

REVOLVING LOAN COMMITMENT:  $11,250,000

PRO RATA SHARE OF REVOLVING
   LOAN COMMITMENTS:        15%

                     FIRST AMENDMENT TO CREDIT AGREEMENT


        This First Amendment to Credit Agreement (this "First Amendment") is made as of the 26th day of February, 1993 by and between THOMAS NELSON, INC., a Tennessee corporation ("Nelson"), THIRD NATIONAL BANK IN NASHVILLE, a national banking association ("TNB"), the other banks and lending institutions listed on the signature pages hereof and any assignees of TNB or such other banks and lending institutions that become "Lenders" as provided herein (TNB, and such other banks, lending institutions and assignees are referred to collectively herein as the "Lenders") , and THIRD NATIONAL BANK IN NASHVILLE, in its capacity as agent (the "Agent") for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X of the Credit Agreement dated as of November 30, 1992 by and between Nelson, Lenders and Agent (as it may be amended from time to time, the "Credit Agreement").

                             W I T N E S S E T H:

        WHEREAS, Nelson, Lenders and Agent entered into the Credit Agreement to evidence the extension of certain credit facilities to Nelson as more particularly described in the Credit Agreement; and

        WHEREAS, Nelson has represented to Lenders and Agent that Nelson Acquisition Corp. ("Nelson Acquisition") is a shell corporation that was formed for the sole and exclusive purpose of the acquisition and subsequent spin-off of Dodd-Mead, Inc. and has been used for no other purpose since that transaction; and

        WHEREAS, Nelson has further represented to Lenders and Agent that Nelson Acquisition has no employees, conducts no business of any kind, and that no Nelson funds of any nature pass through any accounts of Nelson Acquisition; and

        WHEREAS, Nelson has further represented to Lenders and Agent that the status of Nelson Acquisition will remain the same and that no Nelson assets or funds of any nature will be diverted into Nelson Acquisition without the prior written consent of Agent; and

        WHEREAS, based upon these representations of Nelson, Lenders, Nelson and Agent have agreed to amend the Credit Agreement to add Nelson Acquisition as a party to Schedule 7A.01, thereby excluding it from certain provisions of the Credit Agreement.

        NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

        1. Schedule 7A.01 of the Credit Agreement is hereby amended to add Nelson Acquisition as a Subsidiary under Triunity, Inc., and to reflect Nelson Acquisition's Range of Net Worth as Zero.

        2. This First Amendment may be executed in multiple counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving the existence or terms of this First Amendment.

        3. Except as hereby amended, the Credit Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

Address for Notices:                       THOMAS NELSON, INC.
-------------------

P.O. Box 141000                            By: /s/ Joe L. Powers
Nashville, Tennessee 37214                     --------------------------------
Attention:  Vice President                 Title:
            and Chief Financial                   -----------------------------
            Officer


Address for Notices:                       THIRD NATIONAL BANK IN
-------------------                        NASHVILLE, AS AGENT

P.O. Box 305110                            By: /s/ J. Fred Turner
Nashville, TN 37230-5110                       --------------------------------
Attention: Fred Turner                     Title:
                                                  -----------------------------


Address for Notices:                       THIRD NATIONAL BANK IN NASHVILLE
-------------------

P.O. Box 305110                            By: /s/ J. Fred Turner
Nashville, TN 37230-5110                       --------------------------------
Attention: Fred Turner                     Title:
                                                  -----------------------------


Address for Notices:                       FIRST NATIONAL BANK OF
-------------------                        LOUISVILLE

101 South Fifth St.                        By: /s/ Debbie M. Myers
7th Floor                                      --------------------------------
Louisville, KY 40202                       Title:
Attention: Debbie M. Myers                        -----------------------------

Address for Notices:                       FIRST AMERICAN NATIONAL BANK
-------------------

National Division                          By: /s/ Scott M. Bane
Nashville, TN 37237-0310                       --------------------------------
Attention: Scott M. Bane                   Title:
           Vice President                         -----------------------------


Address for Notices:                       NATIONSBANK OF TEXAS, N.A.
-------------------

901 Main Street, 67th Floor                By: /s/ Jay S. Tweed
Dallas, TX 75283                               --------------------------------
                                           Title:
                                                  -----------------------------
or

P.O. Box 831000
Dallas, TX 75283

Attention:  Jay Tweed


Address for Notices:                       CREDITANSTALT - BANKVEREIN
-------------------

245 Park Avenue, 27th Floor                By: /s/ Robert M. Biringer
New York, New York 10167-0096                  --------------------------------
Attention: Donato R. Giuseppi              Title:
                                                  -----------------------------


With a copy to:                            By: /s/ Dennis C. O'Dowd
--------------                                 --------------------------------

Two Ravinia Drive                          Title:
Suite 1680                                       ------------------------------
Atlanta, Georgia 30346
Attention: Joseph P. Longosz

                     SECOND AMENDMENT TO CREDIT AGREEMENT


        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment") dated this 19th day of September, 1994, by and among THOMAS NELSON, INC., a Tennessee corporation ("Nelson"), THIRD NATIONAL BANK IN NASHVILLE, a national banking association ("TNB"), the other banks and lending institutions listed on the signature pages hereof and any assignees of TNB or such other banks and lending institutions that become "lenders" as provided herein (TNB and such other banks, lending institutions and assignees are referred to collectively herein as the "Lenders") and THIRD NATIONAL BANK IN NASHVILLE (the "Agent") in its capacity as Agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X of the Credit Agreement (as hereinafter defined).

                            W I T N E S S E T H :

        WHEREAS, Nelson, Lenders and Agent entered into a Credit Agreement dated as of November 30, 1992 (the "Credit Agreement") governing the terms of certain credit facilities more particularly described in the Credit Agreement; and

        WHEREAS, Nelson has requested certain revisions to the Credit Agreement, and Lenders and Agent have agreed to the revisions subject to the terms and conditions of this Second Amendment;

        NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 7A.08(c) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                      (c)  Funded Debt to Total Capital.

        i) Maintain as of the last day of each fiscal quarter, a maximum ratio of Funded Debt to Total Capital, calculated quarterly, as shown below for each fiscal quarter ending during the fiscal quarters indicated:

                Fiscal Ouarter                   Maximum Ratio
                --------------                   -------------

                June 30, 1994 and thereafter        .70:1.0

        (ii) Maintain as of the last day of each fiscal year, a maximum ratio of Funded Debt to Total Capital, calculated annually, as below for each fiscal year ending during the fiscal years indicated:

               Fiscal Year                       Maximum Ratio
               -----------                       -------------

               March 31, 1995 and thereafter        .65:1.0

        2. Except as herein modified and amended, the terms and conditions of the Credit Agreement shall remain in full force and effect.

        3. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

        4. This Second Amendment is executed on the date set forth above, but is to be effective as of June 29, 1994.

        IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first written above.


                                      THOMAS NELSON, INC.

                                      By: /s/ Joe L. Powers
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      THIRD NATIONAL BANK IN NASHVILLE, AS AGENT

                                      By: /s/ J. Fred Turner
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      THIRD NATIONAL BANK IN NASHVILLE

                                      By: /s/ J. Fred Turner
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      NATIONAL CITY BANK, KENTUCKY

                                      By: /s/ C.C. Tate
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      FIRST AMERICAN NATIONAL BANK

                                      By: /s/ Scott M. Bane
                                          --------------------------------------
                                      Title:
                                            ------------------------------------

                                      NATIONSBANK OF TEXAS, N.A.

                                      By: /s/ Jay S. Tweed
                                          --------------------------------------
                                      Title:
                                            ------------------------------------


                                      CREDITANSTALT-BANKVEREIN

                                      By: /s/ Robert M. Biringer
                                          --------------------------------------
                                      Title:
                                            ------------------------------------

                                      By: /s/ Joseph P. Longosz
                                          --------------------------------------
                                      Title:
                                            ------------------------------------

                     THIRD AMENDMENT TO CREDIT AGREEMENT


        This Third Amendment to Credit Agreement (this "Amendment") dated this 23rd day of December, 1994, by and among THOMAS NELSON, INC., a Tennessee corporation ("Nelson"), THIRD NATIONAL BANK IN NASHVILLE, a national banking association ("TNB") , the other banks and lending institutions listed on the signature pages hereof and any assignees of TNB or such other banks and lending institutions that become "Lenders" as provided herein (TNB, and such other banks, lending institutions and assignees are referred to collectively herein as the "Lenders"), and THIRD NATIONAL BANK IN NASHVILLE (the "Agent") in its capacity as agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X of the Credit Agreement (as hereinafter defined).

                             W I T N E S S E T H:

        WHEREAS, Nelson, Lenders and Agent entered into a Credit Agreement dated as of November 30, 1992 (the "Credit Agreement") governing the terms of certain credit facilities more particularly described in the Credit Agreement; and

        WHEREAS, Nelson has requested certain revisions to the Credit Agreement, and Lenders and Agent have agreed to the revisions subject to the terms and conditions of this Amendment.

        NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. The definition of "Applicable Base Rate Margin" is hereby deleted from pages 2 and 3 of the Credit Agreement and the following definition is substituted in lieu thereof, effective as of December 23, 1994:

                 "Applicable Base Rate Margin" shall mean, with respect to all outstanding Borrowings consisting of Base Rate Advances through March 31, 1994, one percent (1.00%) per annum, and with respect to all outstanding Borrowings consisting of Base Rate Advances thereafter, the higher relevant percentage indicated below based on the percentages indicated for Nelson's Interest Coverage Ratio and Leverage Ratio as determined on the date that is ninety (90) days after the end of each fiscal year of Nelson based upon the audited financial statements for the immediately preceding fiscal year, with such Applicable Base Rate Margin to be immediately effective as of such date with respect to all outstanding amounts under the Revolving Loans or Term Loans, as the case may be:

                                                                 Interest
          Revolving                    Term                      Coverage                   Leverage
            Loans                      Loans                       Ratio                      Ratio
          ---------                    -----                     --------                   --------
            0.75%                      1.0 %                     less than                greater than
                                                                  2.1:1.0                   0.45:1.0

            0.0 %                      0.25%                   greater than               less than or
                                                                or equal to                 equal to
                                                                2.0:1.0 and               0.45:1.0 and
                                                                 less than                greater than
                                                                  3.2:1.0                   0.35:1.0

            0.0 %                      0.0 %                   greater than               less than or
                                                                or equal to                 equal to
                                                                  3.2:1.0                   0.35:1.0

              Notwithstanding the foregoing, in the event Nelson does not deliver the audited financial statements for the immediately preceding fiscal year in a manner that permits the determinations required in the definition of Applicable Base Rate Margin within ninety (90) days of the end of Nelson's fiscal year, commencing at the end of such ninety (90) day period and continuing until such audited financial statements are made available, the Applicable Base Rate Margin shall be the highest rates applicable to Revolving Loans and Terms Loans, as the case may be, as set forth in the preceding chart.

        2. The definition of "Applicable LIBOR Rate Margin" is hereby deleted from page 3 of the Credit Agreement and the following definition is substituted in lieu thereof, effective as of December 23, 1994:

              "Applicable LIBOR Rate Margin" shall mean, with respect to all outstanding Borrowings consisting of LIBOR Advances through March 31, 1994, two and three quarters percent (2.75%) per annum, and with respect to all outstanding Borrowings consisting of LIBOR Advances thereafter, the higher relevant percentage indicated below based upon the percentages indicated for Nelson's Interest Coverage Ratio and Leverage Ratio as determined on the date that is ninety (90) days after the end of each fiscal year of Nelson based upon the audited financial statements for the immediately preceding fiscal year, with such Applicable LIBOR Rate Margin to be immediately effective as of such date with respect to all outstanding amounts under the Revolving Loans or Term Loans, as the case may be:

                                                                 Interest
          Revolving                    Term                      Coverage                   Leverage
            Loans                      Loans                       Ratio                      Ratio
          ---------                    -----                     --------                   --------
            2.50%                      2.75%                     less than                greater than
                                                                  2.0:1.0                   0.45:1.0

            1.50%                      1.75%                   greater than               less than or
                                                                or equal to                 equal to
                                                                2.0:1.0 and               0.45:1.0 and
                                                                 less than                greater than
                                                                  3.2:1.0                   0.35:1.0

            1.0 %                      1.25%                   greater than               less than or
                                                                or equal to                 equal to
                                                                  3.2:1.0                   0.35:1.0

              Notwithstanding the foregoing, in the event Nelson does not deliver the audited financial statements for the immediately preceding fiscal year in a manner that permits the determinations required in the definition of Applicable LIBOR Rate Margin within ninety (90) days of the end of Nelson' s fiscal year, commencing at the end of such ninety (90) day period and continuing until such audited financial statements are made available, the Applicable LIBOR Rate Margin shall be the highest rates applicable to Revolving Loans and Terms Loans, as the case may be, as set forth in the preceding chart.

        3. The definition of "Conversion Date" is hereby amended to delete the date "April 30, 1996" on the second line of the definition and to substitute in lieu thereof the date "April 30, 1997."

        4. The definition of "Final Maturity Date" is hereby amended to delete the date "November 30, 1999" on the second line of the definition and to substitute in lieu thereof the date "April 30, 2001."

        5. Section 2.09 (c) of the Credit Agreement is hereby revised to delete the phrase "Notice of Conversion" in the fourth line of this subparagraph and to insert in lieu thereof the phrase "Notice of Extension."

        6. Nelson shall pay to the Agent, for the account of and distribution of the respective Pro Rata Share (as defined in the Credit Agreement) to each Lender, a one-time fee (the "Revision Fee") of $93,750.00, representing one-eighth of one percent (.125%) of the original principal amount of the Facilities (as defined in the Credit Agreement). One-half of the Revision Fee shall be paid upon the execution of this Amendment, and the remaining one-half shall be paid on January 3, 1995.

        7. Except as herein modified and amended, the terms and conditions of the Credit Agreement shall remain in full force and effect.

        8. This Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                             THOMAS NELSON, INC.


                                             By: /s/ Joe L. Powers
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             THIRD NATIONAL BANK IN NASHVILLE,
                                             AS AGENT


                                             By: /s/ J. Fred Turner
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             THIRD NATIONAL BANK IN NASHVILLE


                                             By: /s/ J. Fred Turner
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             NATIONAL CITY BANK


                                             By: /s/ C.C. Tate
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             FIRST AMERICAN NATIONAL BANK


                                             By: /s/ Scott M. Bane
                                                 ------------------------------
                                             Title:
                                                   ----------------------------

                                             NATIONSBANK OF TEXAS, N.A.


                                             By: /s/ David James
                                                 ------------------------------
                                             Title:
                                                   ----------------------------

                                             CREDITANSTALT - BANKVEREIN


                                             By: /s/ Robert M. Biringer
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             By:
                                                -------------------------------
                                             Title:
                                                   ----------------------------

                     FOURTH AMENDMENT TO CREDIT AGREEMENT
                 AND FIRST AMENDMENT TO REVOLVING CREDIT NOTES

        This Fourth Amendment to Credit Agreement and First Amendment to Revolving Credit Notes (this "Amendment") dated as of the 31st day of March 1995, by and among THOMAS NELSON, INC., a Tennessee corporation ("Nelson"), THIRD NATIONAL BANK IN NASHVILLE, a national banking association ("TNB"), the other banks and lending institutions listed on the signature pages hereof and any assignees of TNB or such other banks and lending institutions that become "Lenders" as provided herein (TNB, and such other banks, lending institutions and assignees are referred to collectively herein as the "Lenders"), and THIRD NATIONAL BANK IN NASHVILLE (the "Agent") in its capacity as agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X of the Credit Agreement (as hereinafter defined).


                             W I T N E S S E T H:

        WHEREAS, Nelson, Lenders and Agent entered into a Credit Agreement dated as of November 30, 1992 (as amended, the "Credit Agreement") governing the terms of the Loans (terms defined therein and not otherwise defined herein are being used herein as therein defined); and

        WHEREAS, Nelson has requested that Lenders extend additional credit to Nelson in the amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00), and Lenders and Agent have agreed to the extension of additional funds subject to the terms and conditions of this Amendment.

        NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. All references to the amount of "$19,500,000.00" in the Revolving Credit Note dated November 30, 1992 executed by Nelson to the order of TNB are hereby deleted and the amount of "$26,000,000.00" is hereby substituted in lieu thereof.

        2. All references to the amount of "$16,500,000.00" in the Revolving Credit Note dated November 30, 1992 executed by Nelson to the order of National City Bank, Kentucky (formerly known as First National Bank of Louisville) are hereby deleted and the amount of "$22,000,000.00" is hereby substituted in lieu thereof.

        3. All references to the amount of "$15,000,000.00" in the Revolving Credit Note dated November 30, 1992 executed by Nelson to the order of First American National Bank are hereby deleted and the amount of "$20,000,000.00" is hereby substituted in lieu thereof.

        4. All references to the amount of "$12,750,000.00" in the Revolving Credit Note dated November 30, 1992 executed by Nelson to the order of NationsBank of Texas, N.A. are hereby deleted and the amount of "$17,000,000.00" is hereby substituted in lieu thereof.

        5. All references to the amount of "$11,250,000.00" in the Revolving Credit Note dated November 30, 1992 executed by Nelson to the order of Creditanstalt - Bankverein are hereby deleted and the amount of "$15,000,000.00" is hereby substituted in lieu thereof.

        6. The amount of "$19,500,000" shown as TNB's portion of the Revolving Loan Commitment next to its signature block in the Credit Agreement is hereby deleted and the amount of "$26,000,000" is hereby substituted in lieu thereof.

        7. The amount of "$16,500,000" shown as National City Bank, Kentucky's (formerly known as First National Bank of Louisville) portion of the Revolving Loan Commitment next to its signature block in of the Credit Agreement is hereby deleted and the amount of "$22,000,000" is hereby substituted in lieu thereof.

        8. The amount of "$15,000,000" shown as First American National Bank's portion of the Revolving Loan Commitment next to its signature block in the Credit Agreement is hereby deleted and the amount of "$20,000,000" is hereby substituted in lieu thereof.

        9. The amount of "$12,750,000" shown as NationsBank of Texas, N.A.'s portion of the Revolving Loan Commitment next to its signature block in the Credit Agreement is hereby deleted and the amount of "$17,000,000" is hereby substituted in lieu thereof.

        10. The amount of "$11,250,000" shown as Creditanstalt-Bankverein's portion of the Revolving Loan Commitment next to its signature block in the Credit Agreement is hereby deleted and the amount of "$15,000,000" is hereby substituted in lieu thereof.

        11. Nelson shall pay a fee of $31,250 to the Agent as a fee for the extension of additional credit to Nelson in the principal amount of $25,000,000. Such fee shall be shared pro rata among the Lenders.

        12. The definition of "Credit Documents" in the Credit Agreement is hereby amended to add the following phrase to the end of such definition: ", as they may be amended and/or restated from time to time."

        13. The definition of "Final Maturity Date" in the Credit Agreement is hereby amended to delete the date "April 30, 2001, and to substitute in lieu thereof the date "February 28, 2001."

        14. The definition of "Revolving Credit Notes" in the Credit Agreement is hereby amended to add the following phrase to the end of such definition: ", as they may be amended and/or restated from time to time."

        15. The definition of "Term Notes" in the Credit Agreement is hereby amended to add the following phrase to the end of such definition: ", as they may be amended and/or restated from time to time."

        16. The word "fifteen (15)" in Section 3.02 of the Credit Agreement is hereby deleted and the word "sixteen (16)" is hereby substituted in lieu thereof. Also in Section 3.02 of the Credit Agreement, the date "May 31, 1996" is hereby deleted and the date "May 31, 1997" is hereby substituted in lieu thereof.

        17. Section 2.02(b) of the Credit Agreement is amended by deleting the figure "$5,000,000" in the fifth line thereof and replacing such figure with the figure "$2,000,000."

        18. The following sentence, which is the last sentence of Section 2.02(b), is hereby deleted:

                "At no time shall the number of Borrowings outstanding under this Article II of LIBOR Advances exceed eight (8)."

        19. Except as herein modified and amended, the terms and conditions of the Credit Agreement shall remain in full force and effect.

        20. This Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                             THOMAS NELSON, INC.


                                             By: /s/ Joe L. Powers
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             THIRD NATIONAL BANK IN NASHVILLE,
                                             AS AGENT

                                             By: /s/ J. Fred Turner
                                                 ------------------------------
                                             Title:
                                                   ----------------------------

                                             THIRD NATIONAL BANK IN NASHVILLE


                                             /s/ J. Fred Turner
                                             ----------------------------------

                                             NATIONAL CITY BANK, KENTUCKY
                                             (formerly known as First National
                                             Bank of Louisville)


                                             By: /s/ John Simms
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             FIRST AMERICAN NATIONAL BANK


                                             By: /s/ Scott M. Bane
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             NATIONSBANK OF TEXAS, N.A.


                                             By: /s/ Gregory Meador
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             CREDITANSTALT - BANKVEREIN


                                             By: /s/ Robert M. Biringer
                                                 ------------------------------
                                             Title:
                                                   ----------------------------





                 The undersigned join in the execution of this Amendment in order to acknowledge their consent to the terms and provisions of this Amendment and to confirm that the execution of this Amendment by the parties hereto in no way affects the undersigneds' respective obligations under the Guaranty Agreement executed as of November 30, 1992 by Word, Incorporated, a corporation organized and existing under the laws of the State of Delaware, Editorial Caribe, Inc., a corporation organized and existing under the laws of the State of Florida, ____________________, a corporation organized and existing under the laws of the State of Tennessee, Nelson Media, Inc., a corporation organized and existing under the laws of the State of Tennessee, Nelson Communications, Inc., a corporation organized and existing under the laws of the State of Tennessee, Dominion Publishers, Inc., a corporation organized and existing under the laws of the State of Tennessee, Royal Publishers, Inc., a corporation organized and existing under the laws of the State of Tennessee, Word, Communications Ltd., a corporation organized and existing under the laws of British Columbia, Canada, Word Direct Marketing Services, Inc., a corporation organized and existing under the laws of the State of Texas, TNI Cassette Corp., a corporation organized and existing under the laws of the State of Texas, and Word (UK) Limited, a corporation organized and existing under the laws of the United Kingdom, in favor of Third National Bank in Nashville, a national banking association, in its capacity as agent for banks and other lending institutions parties to the Credit Agreement and each assignee thereof becoming a "Lender" as provided therein. Each person executing this Amendment on behalf of each of the undersigned is duly authorized to so execute and deliver this Amendment on behalf of each of the undersigned entities.

                                             WORD, INCORPORATED


                                             By: /s/ Joe L. Powers
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             EDITORIAL CARIBE, INC.


                                             By: /s/ Joe L. Powers
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             NELSON MEDIA, INC


                                             By: /s/ Joe L. Powers
                                                 ------------------------------
                                             Title:
                                                   ----------------------------

                                             NELSON COMMUNICATIONS, INC.


                                             By: /s/ Joe L. Powers
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             DOMINION PUBLISHERS, INC.


                                             By: /s/ Joe L. Powers
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             ROYAL PUBLISHERS, INC.


                                             By: /s/ Joe L. Powers
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             WORD, COMMUNICATIONS LTD.


                                             By: /s/ Joe L. Powers
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             WORD DIRECT MARKETING SERVICES,
                                             INC.


                                             By: /s/ Joe L. Powers
                                                 -------------------------------
                                             Title:
                                                   -----------------------------


                                             TNI CASSETTE CORP.


                                             By: /s/ Joe L. Powers
                                                 ------------------------------
                                             Title:
                                                   ----------------------------

                                             WORD (UK) LIMITED


                                             By: /s/ Joe L. Powers
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             THIRD NATIONAL BANK IN NASHVILLE,
                                             AS AGENT


                                             By: /s/ J. Fred Turner
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             THIRD NATIONAL BANK IN NASHVILLE


                                             By: /s/ J. Fred Turner
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             NATIONAL CITY BANK, KENTUCKY
                                             (formerly known as First National
                                             Bank of Louisville)


                                             By: /s/ John P. Simms
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             FIRST AMERICAN NATIONAL BANK


                                             By: /s/ Scott M. Bane
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                                             NATIONSBANK OF TEXAS, N.A.


                                             By: /s/ Gregory Meador
                                                 ------------------------------
                                             Title:
                                                   ----------------------------

                                             CREDITANSTALT - BANKVEREIN


                                             By: /s/ Robert M. Biringer
                                                 ------------------------------
                                             Title:
                                                   ----------------------------



                                             By: /s/ Joseph P. Longosz
                                                 ------------------------------
                                             Title:
                                                   ----------------------------


                 The undersigned join in the execution of this Amendment in order to acknowledge their consent to the terms and provisions of this Amendment and to confirm that the execution of this Amendment by the parties hereto in no way affects the undersigneds' respective obligations under the Guaranty Agreement executed as of November 30, 1992 by Word, Incorporated, a corporation organized and existing under the laws of the State of Delaware, Editorial Caribe, Inc., a corporation organized and existing under the laws of the State of Florida, PrintPlus Publications, Inc., a corporation organized and existing under the laws of the State of Tennessee, Nelson Media, Inc., a corporation organized and existing under the laws of the State of Tennessee, Nelson Communications, Inc., a corporation organized and existing under the laws of the State of Tennessee, Dominion Publishers, Inc., a corporation organized and existing under the laws of the State of Tennessee, Royal Publishers, Inc., a corporation organized and existing under the laws of the State of Tennessee, Word, Communications Ltd., a corporation organized and existing under the laws of British Columbia, Canada, Word Direct Marketing Services, Inc., a corporation organized and existing under the laws of the State of Texas, International Cassette Corp., a corporation organized and existing under the laws of the State of Texas, and Word (UK) Limited, a corporation organized and existing under the laws of the United Kingdom, in favor of Third National Bank in Nashville, a national banking association, in its capacity as agent for banks and other lending institutions parties to the Credit Agreement and each assignee thereof becoming a "Lender" as provided therein. Each person executing this Amendment on behalf of each of the undersigned is duly authorized to so execute and deliver this Amendment on behalf of each of the undersigned entities.

                                             WORD, INCORPORATED


                                             By: /s/ Joe L. Powers
                                                 ------------------------------
                                             Title:
                                                   ----------------------------